FINANCING AGREEMENT

                         Dated as of March 12, 1999

                                by and among

                         ALL STAR GAS CORPORATION,
                                as Borrower,

               EACH OF ITS DIRECT AND INDIRECT SUBSIDIARIES,
                               as Guarantor,

                                    and

                            ABLECO FINANCE LLC,
                                 as Lender




                            FINANCING AGREEMENT


      Financing Agreement, dated as of March 12, 1999, by and among ALL STAR GAS CORPORATION, a Missouri corporation (the "Borrower"), the Guarantors (as hereinafter defined), and ABLECO FINANCE LLC, a Delaware limited liability company (as lender and as agent for itself and each Person that purchases any portion of Ableco Finance LLC's rights and obligations under this Agreement pursuant to Section 11.07, collectively, the "Lender").

                                  RECITALS

      The Borrower and the Guarantors (each, a "Loan Party" and collectively, the "Loan Parties") have asked the Lender to extend credit to the Borrower consisting of a revolving credit facility in an aggregate principal amount not to exceed $15,000,000 at any time outstanding. The proceeds of loans made under the revolving credit facility shall be used
 (i) to repay certain existing indebtedness of the Loan Parties and (ii) for working capital needs in the ordinary course of business of the Loan Parties. The Lender is willing to extend such credit to the Borrower subject to the terms and conditions hereinafter set forth.

      In consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:


                                 ARTICLE I

                         DEFINITIONS; CERTAIN TERMS

           SECTION 1.01 Definitions. As used in this Agreement, the following terms shall have the respective meanings indicated below, such meanings to be applicable equally to both the singular and plural forms of such terms:

      "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

      "Account Receivable" means any and all rights of the Loan Parties to payment for goods sold and services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future and any proceeds arising therefrom or relating thereto.

      "Action" has the meaning specified therefor in Section 11.12.

      "Affiliate" means, as to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall the Lender be considered an "Affiliate" of any Loan Party.

      "Agreement" means this Financing Agreement, together with all Exhibits and Schedules hereto.

      "Authorized Officer" means, with respect to a Loan Party, the chief executive officer, chief financial officer, president or executive vice president of such Loan Party, or any other person authorized by such Loan Party in a manner reasonably satisfactory to the Lender.

      "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
 section 101 et seq.), as amended, and any successor statute.

      "Board" means the Board of Governors of the Federal Reserve System of the United States.

      "Book Value" means, as to any Inventory, the lower of (i) cost (as reflected in the general ledger of the Loan Parties before customary (but not extraordinary) reserves established by the Loan Parties in good faith and in accordance with GAAP) and (ii) market value, in each case determined in accordance with GAAP (calculated on a first in first out basis).

      "Borrower" has the meaning specified therefor in the preamble hereto.

      "Borrowing Base" means, at any time, (i) the sum of (A) the lesser of
 (x) the product of 85% times the Net Amount of Eligible Accounts Receivable at such time and (y) the product of 100% times the prior month's collections from Accounts Receivable, excluding prepaid deposits, plus
 (B) the product of 55% times the aggregate Book Value of Eligible Inventory at such time, plus (C) during the period from January 15 through April 15 of each year, the Overadvance Amount, minus (ii) such reserves as the Lender may deem appropriate in the exercise of its reasonable business judgment based upon the lending practices of the Lender consistent with the practices customary in the commercial finance industry.

      "Borrowing Base Certificate" means a certificate signed by the chief executive officer, chief financial officer or executive vice president of the Borrower and setting forth the calculation of the Borrowing Base in compliance with Section 6.01(a)(vii), substantially in the form of Exhibit J.

      "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

      "Capital Expenditures" means, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in "property, plant equipment" or similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed and including all Capitalized Lease Obligations paid or payable during such period, and (ii) to the extent not covered by clause (i) above, the aggregate of all expenditures by such Person and its Subsidiaries to acquire by purchase or otherwise the business or fixed assets of, or the Capital Stock of, any other Person, but excluding in each case any purchase permitted under Section 6.02(e)(ii).

      "Capitalized Lease" means, with respect to any Person, any lease of real or personal property by such Person as lessee which is required under GAAP to be capitalized on the balance sheet of such Person.

      "Capitalized Lease Obligations" means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

      "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

      "Cash and Cash Equivalents" means all cash and any presently existing or hereafter arising deposit account balances, certificates of deposit or other financial instruments properly classified as cash equivalents under GAAP.

      "Cash Concentration Account" means the deposit account maintained by the Borrower at the Cash Concentration Account Bank, which deposit account shall be under the sole dominion and control of the Lender.

      "Cash Concentration Account Agreement" means an agreement, in form and substance satisfactory to the Lender, among the Cash Concentration Account Bank, the Borrower and the Lender, delivered to the Lender pursuant to
 Section 6.01(p), as the same may be amended or otherwise modified from time to time.

      "Cash Concentration Account Bank" means a bank mutually acceptable to the Borrower and the Lender.

      "Change of Control" means each occurrence of any of the following:

                (a) (i) the Permitted Holders ceasing to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act), in the aggregate, of at least 65% of the aggregate outstanding voting power of the Borrower, free and clear of any Liens, (ii) the Borrower shall cease to have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of 100% of the aggregate outstanding voting power of the Capital Stock of each Guarantor, and (iii) Paul S. Lindsey shall cease to be involved in the day to day operations and management of the business of the Borrower;

                (b) (i) the Borrower consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to any Person, or (ii) any Unrestricted Guarantor consolidates with or merges into another entity (excluding another Unrestricted Guarantor) or conveys, transfers or leases all or substantially all of its property and assets to another Person (excluding another Unrestricted Guarantor) or (iii) any Restricted Guarantor consolidates with or merges into another entity (excluding another Loan Party) or conveys, transfers, or leases all or substantially all of its property and assets to another Person (excluding another Loan Party), or
 (iv) any entity consolidates with or merges into any Loan Party in a transaction pursuant to which the outstanding voting Capital Stock of such Loan Party are reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction described in this clause (iv) in which either (A) in the case of any such transaction involving the Borrower, the Permitted Holders have beneficial ownership in the aggregate of at least 65% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity or (B) in the case of any such transaction involving a Loan Party other than the Borrower, the Borrower has beneficial ownership in the aggregate of 100% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity; and

                (c) a "Change of Control", as such term is defined under either of the Indentures.

           "Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

           "Collateral" means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted by such Person as security for all or any part of the Obligations.

           "Commitment" means the Revolving Credit Commitment.

           "Consolidated EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus,
 (i) without duplication, the sum of the following amounts of such Person and its Subsidiaries for such period and to the extent deducted in determining Consolidated Net Income of such Person for such period: (A) Consolidated Net Interest Expense, (B) income tax expense, (C) depreciation expense, (D) amortization expense, and (E) (i) extraordinary or unusual non-cash losses less (ii) extraordinary or unusual gains.

           "Consolidated Net Income" means, with respect to any Person for any period, the net income (loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis and in accordance with GAAP.

           "Consolidated Net Interest Expense" means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined in conformity with GAAP (including, without limitation, interest expense paid to Affiliates of such Person) and calculated as and when such interest is paid, less (i) the sum of
 (A) interest income for such period and (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), plus (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in such gross interest expense) and
 (B) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense), each determined on a consolidated basis and in accordance with GAAP for such Person and its Subsidiaries.

           "Consolidated Tangible Net Worth" means, with respect to any Person at any time, (i) the sum of the following accounts (or their equivalents) set forth on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP: the par or stated value of all outstanding Capital Stock, capital surplus and retained earnings (or less accumulated deficits), less (ii) the sum of (A) all intangibles included on the asset side of such balance sheet, including, without limitation, goodwill (including any amounts, however designated on such balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of such Person and its Subsidiaries), patents, trademarks, trade names, copyrights and similar intangibles and (B) the aggregate amount of all treasury stock held by such Person.

           "Contingent Obligation" means, with respect to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (i) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (ii) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (iii) any obligation of such Person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (C) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (D) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include any products warranties extended in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

           "Contribution Agreement" means an Indemnity, Subrogation and Contribution Agreement to be executed by each of the Loan Parties, substantially in the form of Exhibit B, as the same may be amended or otherwise modified from time to time.

           "Default" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

           "Depository Accounts" means the lock-box or blocked depository accounts maintained by the Loan Parties for the collection of the cash of the Loan Parties and the proceeds from Accounts Receivable and the sale of the Inventory of the Loan Parties.

           "Depository Account Agreements" means each agreement, substantially in the form of Exhibit L hereto, among a Depository Bank, a Loan Party and the Lender delivered to the Lender pursuant to Section 6.01(p), as such Agreement may be amended or otherwise modified from time to time.

           "Depository Bank" means each financial institution at which a Depository Account is maintained.

           "Disposition" means any transaction, or series of related transactions, pursuant to which any Loan Party sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person, excluding any sales of Inventory in the ordinary course of business on ordinary business terms or sales or other dispositions of Permitted Investments.

           "Dollar," "Dollars" and the symbol "$" each means lawful money of the United States of America.

           "Effective Date" means the date on which all of the conditions precedent set forth in Article IV are satisfied or waived and the initial Loan is made.

           "Eligible Accounts Receivable" means the Accounts Receivable which are, and at all times continue to be, acceptable to the Lender in the exercise of its reasonable business judgment. In general, an Account Receivable may, in the sole and absolute discretion of the Lender, be deemed to be eligible if: (i) delivery of the merchandise or the rendition of the services has been completed; (ii) with respect to such Account Receivable, no return, rejection, repossession or dispute has occurred, the Account Debtor has not asserted any setoff, defense or counterclaim, and there has not occurred any extension of the time for payment without the consent of the Lender, provided that, in the case of any dispute, setoff, defense or counterclaim with respect to an Account Receivable, the portion of such Account Receivable not subject to such dispute, setoff, defense or counterclaim will not be ineligible solely by reason of this clause (ii);
 (iii) such Account Receivable is lawfully owned by a Loan Party free and clear of any Lien other than in favor of the Lender and otherwise continues to be in full conformity with all representations and warranties made by the Loan Parties to the Lender with respect thereto in the Loan Documents;
 (iv) such Account Receivable is unconditionally payable in Dollars within 120 days from the invoice date and is not evidenced by a promissory note, chattel paper or any other instrument or other document; (v) no more than 90 days have elapsed from the invoice due date and no more than 120 days have elapsed from the invoice date with respect to such Account Receivable;
 (vi) such Account Receivable is not due from an Affiliate of the Borrower or, if such Account Receivable is due from an Affiliate of the Borrower, only to the extent that the invoice amount of such Account Receivable together with the invoice amount of all other Accounts Receivable for which such Affiliate is the Account Debtor do not exceed $5,000 in the aggregate at any time outstanding; (vii) such Account Receivable does not constitute an obligation of the United States or any other Governmental Authority (unless all steps required by the Lender in connection therewith, including notice to the United States Government under the Federal Assignment of Claims Act or comparable state statute, have been duly taken in a manner satisfactory to the Lender); (viii) the Account Debtor (or the applicable office of the Account Debtor) with respect to such Account Receivable is located in the continental United States, unless such Account Receivable is supported by a letter of credit or other similar obligation satisfactory to the Lender which has been pledged to the Lender; (ix) the Account Debtor with respect to such Account Receivable is not also a supplier to or creditor of any Loan Party, unless (A) the aggregate invoice amount of all Accounts Receivable owing by such Account Debtor to the Loan Parties does not exceed $5,000 in the aggregate at any time outstanding or (B) such Account Debtor has executed a no-offset letter satisfactory to the Lender;
 (x) not more than 50% of the aggregate amount of all Accounts Receivable of the Account Debtor with respect to such Account Receivable have remained unpaid 90 days past the invoice due date or 120 days past the invoice date;
 (xi) the Account Debtor with respect to such Account Receivable (A) has not filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (B) has not failed, suspended business operations, become insolvent or called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation,
 (C) has not had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs or (D) in the case of an Account Debtor who is an individual, has not died or been declared incompetent and is not an employee of the Borrower or any of its Affiliates, or, if such Account Debtor is an employee of the Borrower or any of its Affiliates, only to the extent that the invoice amount of such Account Receivable together with the invoice amount of all other Accounts Receivable of such Account Debtor do not exceed $5,000 in the aggregate at any time outstanding; (xii) the Lender is, and continues to be, satisfied with the credit standing of the Account Debtor in relation to the amount of credit extended and the Lender believes, in its discretion, that the prospect of collection of such Account Receivable is not impaired for any reason; and (xiii) such Account Receivable is, and at all times shall continue to be, reasonably acceptable to the Lender, provided that, notwithstanding anything to the contrary, any Account Receivable arising from a sale for which a Loan Party has received a deposit shall not be an Eligible Account Receivable.

           "Eligible Inventory" means all Inventory of propane gas, parts, materials and appliances, in each case that is held by a Loan Party for sale in the ordinary course of business and that meets all of the following specifications: (i) such Inventory is lawfully owned by a Loan Party free and clear of any existing Lien, other than that of the Lender under the Loan Documents; (ii) such Inventory is not held on consignment and may be lawfully sold and it continues to be in full conformity with all representations and warranties made by the Loan Parties with respect thereto in the Loan Documents; (iii) the Loan Party owning such Inventory has the right to grant Liens on such Inventory; (iv) such Inventory arose or was acquired in the ordinary course of the business of the Loan Parties and does not represent damaged, obsolete or unsalable goods; (v) no Account Receivable or document of title has been created or issued with respect to such Inventory; (vi) such Inventory is located in one of the locations in one of the continental United States listed on Schedule 5.01(ff) or such other locations in the continental United States as the Lender may approve in writing from time to time; and (vii) such Inventory is and at all times shall continue to be reasonably acceptable to the Lender.

           "Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained (or was maintained at any time during the six (6) calendar years preceding the date of any borrowing hereunder) for employees of the Borrower or any of its ERISA Affiliates.

           "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other written communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of the Borrower or any of its Subsidiaries or any predecessor in interest; or (ii) onto any facilities which received Hazardous Materials generated by the Borrower or any of its Subsidiaries or any predecessor in interest.

           "Environmental Laws" means the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. section 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. section 6901, et seq.), the Federal Clean Water Act (33 U.S.C. section 1251 et seq.), the Clean Air Act (42 U.S.C. section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. section 2601 et seq.) and the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other present or future federal, state, local or foreign statute, ordinance, rule, regulation, order, judgment, decree, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment.

           "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by the Borrower or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by the Borrower or any of its Subsidiaries.

           "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

           "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

           "Event of Default" means any of the events set forth in Section
 8.01.

           "Existing Credit Agreement" means the Loan and Security Agreement dated as of June 29, 1994, as amended, supplemented or otherwise modified prior to the date hereof, among the Borrower and the Existing Lender.

           "Existing Lender" means, collectively, Bank of America National Trust and Savings Bank, as agent and a lender, and the other lenders parties to the Existing Credit Agreement.

           "Field Examination Fee" has the meaning specified therefor in
 Section 2.06(d).

           "Final Maturity Date" means the third anniversary of the Effective Date, or such earlier date, on which any Loan shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.

           "Financial Statements" means (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries for the Fiscal Year ended June 30, 1998 and the related consolidated statement of operations, shareholders' equity and cash flows for the Fiscal Year then ended and
 (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries for the quarter ended December 31, 1998 and the related consolidated statement of operations, shareholder's equity and cash flows for the quarter then ended.

           "Fiscal Year" means the fiscal year of the Borrower and its Subsidiaries ending on June 30 of each year.

           "Fixed Charge Coverage Ratio" means, for any period, the ratio of
 (i) Consolidated EBITDA of the Borrower and its Subsidiaries for such period, to (ii) the sum of (A) all principal of Indebtedness of the Borrower and its Subsidiaries scheduled to be paid or prepaid during such period (not including prepayments of the Revolving Loans unless such prepayments are accompanied by a reduction of the Revolving Credit Commitment), plus (B) Consolidated Net Interest Expense of the Borrower and its Subsidiaries for such period, plus (C) income taxes paid or payable by the Borrower and its Subsidiaries during such period, plus (D) cash dividends or distributions paid by the Borrower or any of its Subsidiaries (other than dividends or distributions paid to the Borrower ) during such period, plus (E) Capital Expenditures made by the Borrower and its Subsidiaries during such period.

           "Funding Fee" has the meaning specified therefor in
 Section 2.06(a).

           "GAAP" means generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, provided that for the purpose of Section 6.03 hereof and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the Financial Statements, provided further that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 6.03 hereof, the Lender and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lender and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 6.03 hereof shall be calculated as if no such change in GAAP has occurred.

           "Governmental Authority" means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency, court or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

           "Guarantors" means, collectively, the Restricted Guarantors and the Unrestricted Guarantors.

           "Hazardous Materials" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products;
 (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including but not limited to, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) asbestos-containing materials.

           "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

           "Indebtedness" means, without duplication, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other account payables incurred in the ordinary course of such Person's business and not past due for more than 90 days after the date such payable was created); (iii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made;
 (iv) all obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession or sale of such property; (v) all Capitalized Lease Obligations of such Person; (vi) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities; (vii) all obligations and liabilities, calculated on a basis satisfactory to the Lender and in accordance with accepted practice, of such Person under Hedging Agreements; (viii) all Contingent Obligations; (ix) liabilities incurred under Title IV of ERISA with respect to any plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of such Person or any of its ERISA Affiliates; (x) withdrawal liability incurred under ERISA by such Person or any of its ERISA Affiliates to any Multiemployer Plan; (xi) all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person; and (xii) all obligations referred to in clauses (i) through (xi) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness. The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer to the extent such Person is liable for such Indebtedness, whether by contract or applicable law.

           "Indemnified Matters" has the meaning specified therefor in
 Section 11.15.

           "Indemnitees" has the meaning specified therefor in Section
 11.15.

           "Indentures" means, collectively, the Senior Note Indenture and the Subordinated Note Indenture.

           "Indenture Notes" means, collectively, the Senior Notes and the Subordinated Notes.

           "Inventory" means all goods and merchandise of the Loan Parties, including, without limitation, all raw materials, work-in-process, piece goods, trim and finished goods, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

           "Lease" means any lease of real property to which the Borrower or any of its Subsidiaries is a party as lessor or lessee.

           "Lender" has the meaning specified therefor in the preamble hereto.

           "Lender Account" means the bank account specified on Schedule 1.01(A) or such other account at a bank designated by the Lender from time to time as the account into which the Borrower shall make all payments to the Lender under this Agreement and the other Loan Documents.

           "Lender's Office" means the Lender's office located at 450 Park Avenue, 28th Floor, New York, New York 10022, or at such other office or offices of the Lender as may be designated in writing from time to time by the Lender to the Borrower.

           "Liabilities" has the meaning specified therefor in Section 2.07.

           "Lien" means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security.

           "Loan" means any of the Revolving Loans.

           "Loan Account" means an account maintained hereunder by the Lender on its books of account, at the Lender's office and with respect to the Borrower, in which the Borrower will be charged with all Loans made to, and all other Obligations incurred by, the Borrower.

           "Loan Documents" means this Agreement, the Note, the Security Agreements, the Pledge Agreements, the Subordination Agreements, the Cash Concentration Agreement, the Depository Account Agreements, each notice letter delivered to a Depository Bank or other financial institution pursuant to Section 6.01(p), the Contribution Agreement and all other agreements, instruments, and other documents executed and delivered pursuant hereto or thereto or otherwise evidencing or securing any Loan or other Obligation.

           "Loan Parties" has the meaning specified therefor in the recitals hereto.

           "Loan Servicing Fee" has the meaning specified therefor in
 Section 2.06(b).

           "Material Adverse Effect" means a material adverse effect on any of (i) the operations, business, assets, properties or condition (financial or otherwise) of any Loan Party, (ii) the ability of any Loan Party to perform any of its material obligations under any Loan Document to which it is a party, (iii) the legality, validity or enforceability of this Agreement or any other Loan Document, (iv) the rights and remedies of the Lender under any Loan Document, or (v) the validity, perfection or priority of a Lien in favor of the Lender on any of the Collateral.

           "Material Contract" means, with respect to any Person, each contract or agreement to which such Person or its Subsidiary is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $100,000 or more (other than purchase orders in the ordinary course of the business of such Person and other than contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days' notice without penalty or premium) or otherwise material to the business, operations, condition (financial or otherwise), performance, prospects or properties of such Person or such Subsidiary.

           "Maximum Revolving Amount" means $15,000,000.

           "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

           "Multiemployer Plan" means a "multiemployer plan" as defined in
 Section 4001(a)(3) of ERISA for which the Borrower or any ERISA Affiliate has contributed to, or has been obligated to contribute to, at any time during the preceding six (6) years.

           "Net Amount of Eligible Accounts Receivable" means the aggregate unpaid invoice amount of Eligible Accounts Receivable less, without duplication, sales, excise or similar taxes, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed.

           "Net Cash Proceeds" means, (i) with respect to any Disposition by any Loan Party, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person, in connection therewith after deducting therefrom only (A) the principal amount of any Indebtedness secured by any Lien permitted by Section 6.02(a) on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with such Disposition (other than Indebtedness under this Agreement), (B) reasonable expenses related thereto reasonably incurred by the Borrower or such Affiliate in connection therewith, (C) transfer taxes paid by the Borrower or such Affiliate in connection therewith and (D) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions and any tax sharing arrangements and (ii) with respect to the issuance or incurrence of any Indebtedness by any Loan Party, or the sale or issuance by any Loan Party of any shares of its Capital Stock, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment of deferred consideration) by or on behalf of such Person in connection therewith after deducting therefrom only reasonable brokerage commissions, underwriting fees and discounts, legal fees and similar fees and commissions.

           "Note" means the Revolving Credit Note.

           "Notice of Borrowing" has the meaning specified therefor in
 Section 2.02.

           "Obligations" means (i) the obligations of the Borrower to pay, as and when due and payable (by scheduled maturity, required prepayment, acceleration, demand or otherwise), all amounts from time to time owing by it in respect of the Loan Documents, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to bankruptcy, insolvency or reorganization of the Borrower), fees, indemnification payments, expense reimbursements or otherwise, and (ii) the obligations of the Borrower and any other Loan Party to perform or observe all of its obligations from time to time existing under the Loan Documents.

           "Operating Lease Obligations" means all obligations for the payment of rent for any real or personal property under leases or agreements to lease, other than Capitalized Lease Obligations.

           "Overadvance Amount" means an amount equal to $3,000,000.

           "Participant Register" has the meaning specified therefor in
 Section 11.07(b)(ii).

           "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

           "Permitted Holders" means Paul S. Lindsey, Jr., members of his immediate family and trusts established for his or their benefit.

           "Permitted Indebtedness" means:

           (a)  any Indebtedness owing to the Lender;

           (b) any other Indebtedness listed on Schedule 6.02(b), and any refinancings, renewals or extensions of such Indebtedness so long as the amount of such Indebtedness is not increased, the obligations for the payment of money of the Borrower or any Subsidiary with respect thereto are not increased, such refinancings, renewals or extensions are made on terms no less favorable to the Borrower and its Subsidiaries than the existing terms applicable to such Indebtedness and there is no change in the identity of the obligors with respect to such Indebtedness;

           (c) Indebtedness not existing on the Effective Date evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Borrower or any of its Subsidiaries in accordance with the provisions of Section 6.02(g), which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause
 (c) and clause (d) of this definition, does not exceed $250,000 at any time outstanding;

           (d) Indebtedness permitted by clause (e) of the definition of "Permitted Lien";

           (e) Subordinated Indebtedness not existing on the Effective Date in an aggregate principal amount outstanding at any time not exceeding $1,000,000;

           (f) Indebtedness in respect of loans from the Borrower to a Loan Party, the right to receive payment of which has been subordinated to the Obligations;

           (g) Indebtedness constituting reimbursement obligations in connection with stand-by letters of credit obtained by the Borrower in the ordinary course of business;

           (h) additional Indebtedness of the Borrower not expressly permitted by clauses (a) through (g) above, provided that the aggregate principal amount of the Indebtedness outstanding under this clause (h) shall not at any time exceed $500,000;

           (i) Hedging Agreements, to the extent constituting Permitted Investments pursuant to clause (xii)(B) of the definition of "Permitted Investment";

           (j) Indebtedness incurred in connection with the financing of insurance premiums in the ordinary course of business and consistent with past practice; and

           (k) such other Indebtedness as the Lender may consent to in writing from time to time (in its sole and absolute discretion).

           "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody's or A-1 by Standard & Poor's;
 (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $95,000,000;
 (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause
 (iii) above and which are secured by readily marketable direct obligations of the Government of the United States of America or any agency thereof;
 (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; (vi) tax exempt securities rated A or better by Moody's or A+ or better by Standard & Poor's; (vii) extensions of credit in the nature of Accounts Receivable or notes receivable arising from the sale of goods and services in the ordinary course of business; (viii) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; (ix) other investments outstanding on the date hereof and listed on Schedule 6.02(e); (x) other investments not in excess of $50,000 in the aggregate for the Borrower and its Subsidiaries; (xi) investments made in the form of loans by the Borrower to the other Loan Parties, the right to payment of which has been subordinated to the Obligations; (xii) the purchase of "strips" or futures contracts for the purchase of propane gas, to the extent (A) the dollar amount of each such "strip" contract is matched against prepaid orders for propane gas received by the Borrower or its Subsidiaries or (B) such strips are used to hedge against fluctuations in the price of propane gas and not for speculative purposes, provided that the aggregate monetary obligations of the Borrower and its Subsidiaries with respect to the strips described in this subclause (xii)(B) do not exceed $1,500,000 at any time outstanding, and (xiii) such other Investments as the Lender may consent to in writing from time to time (in its sole and absolute discretion).

           "Permitted Liens" means:

           (a)  Liens securing the Obligations;

           (b) Liens for taxes, assessments and governmental charges the payment of which is not required under Section 6.01(c);

           (c) Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

           (d) Liens described on Schedule 6.02(a), and any refinancings, renewals or extensions of such Liens so long as the amount of Indebtedness secured thereby is not increased, the obligations for the payment of money of the Borrower or any Subsidiary with respect thereto are not increased and such refinancings, renewals or extensions are made on terms no less favorable to the Borrower and its Subsidiaries than the existing terms applicable to such Liens;

           (e) (i) purchase money Liens on equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of its business to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition of such equipment or (ii) Liens existing on such equipment at the time of its acquisition; provided, however, that (A) no such Lien shall extend to or cover any other property of the Borrower or any of its Subsidiaries, (B) the principal amount of the Indebtedness secured by any such Lien shall not exceed the lesser of 80% of the fair market value or the cost of the property so held or acquired and (C) the aggregate principal amount of Indebtedness secured by any or all such Liens shall not exceed at any one time outstanding $50,000;

           (f) deposits and pledges securing obligations (i) incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds, but only to the extent such deposits or pledges are incurred or otherwise arise in the ordinary course of business and secure obligations not past due;

           (g) easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money or (ii) materially impair the value of such property or its use by the Borrower or any of its Subsidiaries in the normal conduct of such Person's business;

           (h) pledges of cash collateral securing the Indebtedness described in clause (g) of the definition of Permitted Indebtedness;

           (i) Liens securing Indebtedness permitted under clause (j) of the definition of "Permitted Indebtedness"; and

           (j) such other Liens as the Lender may consent to in writing from time to time (in its sole and absolute discretion).

           "Person" means an individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, joint venture or Governmental Authority.

           "PIK Rate" means the rate of interest equal to 2% per annum, provided that, if at any time during a month any portion of the Overadvance Amount is necessary to maintain the outstanding Obligations in compliance with the Borrowing Base, the PIK Rate for such entire month shall be a rate of interest equal to 2.5% per annum.

           "Pledge Agreement" means each Pledge and Security Agreement, dated as of the date hereof, made by a Loan Party, in favor of the Lender in respect of the outstanding Capital Stock of a direct Subsidiary of such Loan Party, substantially in the form of Exhibit F.

           "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 2%, or, if a rate of interest is not otherwise in effect, the Reference Rate plus 6.5%.

           "Rating Agencies" has the meaning specified therefor in
 Section 2.07.

           "Reference Bank" means The Chase Manhattan Bank, its successors or any other commercial bank designated by the Lender to the Borrower from time to time.

           "Reference Rate" means the higher of (i) 7.75% and (ii) the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its prime rate or base rate. The prime rate or base rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

           "Register" has the meaning specified therefor in Section
11.07(b)(i).

           "Registered Loan" has the meaning specified therefor in Section 2.03(c).

           "Registered Note" has the meaning specified therefor in Section 2.03(c).

           "Regulation U" and "Regulation X" mean, respectively, Regulations U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

           "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the outdoor environment and, to the extent reportable under Environmental Law, into the indoor environment, including ambient air, soil, surface or ground water.

           "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment to the extent required by Environmental Law or a Governmental Authority;
 (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions consistent with the term "Remedial Action" as defined in 42 U.S.C. 9601.

           "Reportable Event" means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

           "Restricted Guarantor" means each Subsidiary of the Borrower that is a Restricted Subsidiary, as such term is defined under the Senior Note Indenture, and that is a party to this Agreement or required to execute a Joinder Agreement pursuant to Section 6.01(b).

           "Revolving Credit Commitment" means the commitment of the Lender to make Revolving Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $15,000,000, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement.

           "Revolving Credit Note" means a promissory note of the Borrower, substantially in the form of Exhibit A, made payable to the order of the Lender, evidencing the Indebtedness resulting from the making by the Lender to the Borrower of Revolving Loans and delivered to the Lender pursuant to
 Article IV, as such promissory note may be amended, supplemented, restated, modified or extended from time to time, and any promissory note or notes issued in exchange or replacement therefor. The term "Revolving Credit Note" shall include any Registered Note evidencing the Revolving Loans and delivered pursuant to Section 2.03(c).

           "Revolving Loan" means a loan made by the Lender to the Borrower pursuant to Section 2.01.

           "Revolving Loan Commitment Termination Date" means the Final Maturity Date, or such earlier date on which the Revolving Credit Commitment is terminated in full pursuant to Section 2.05 or 8.01.

           "SEC" means the Securities and Exchange Commission or any other similar or successor agency of the Federal government administering the Securities Act.

           "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

           "Securitization" has the meaning specified therefor in Section
 2.07.

           "Securitization Party" has the meaning specified therefor in
 Section 2.07.

           "Security Agreements" means, collectively, the Security Agreement made by the Borrower in favor of the Lender, substantially in the form of Exhibit C, the Security Agreement made by each Unrestricted Guarantor in favor of the Lender, substantially in the form of Exhibit D, and the Security Agreement made by each Restricted Guarantor in favor of the Lender, substantially in the form of Exhibit E.

           "Senior Notes" means the promissory notes issued by the Borrower pursuant to the Senior Note Indenture.

           "Senior Note Indenture" means the Indenture, dated as of June 29, 1994, as amended prior to the date of this Agreement and as further supplemented or amended from time to time after the date of this Agreement in accordance with Section 6.02(1), with respect to Borrower's $127,200,000 12-7/8% Senior Secured Notes due 2004.

           "Solvent" means, with respect to any Person on a particular date, that on such date (i) the fair value of the property and assets of such Person is not less than the total amount of its liabilities of such Person,
 (ii) the present fair salable value of the property and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its existing debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

           "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

           "Subject Disposition" has the meaning specified therefore in
 Section 2.05(c)(ii).

           "Subordination Agreements" means the Subordination Agreements, each substantially in the form of Exhibit K, made by the Persons described in Schedule 1.01(B) in favor of the Lender.

           "Subordinated Indebtedness" means Indebtedness of the Borrower the terms of which are satisfactory to the Lender and which has been expressly subordinated in right of payment to all Indebtedness of the Borrower under the Loan Documents pursuant to the Subordination Agreements, on terms and conditions (including, without limitation, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Lender.

           "Subordinated Notes" means the promissory notes issued by the Borrower pursuant to the Subordinated Note Indenture.

           "Subordinated Note Indenture" means the Indenture, dated as of June 7, 1983, as amended prior to the date of this Agreement and as further supplemented or amended from time to time after the date of this Agreement in accordance with Section 6.02(1), with respect to the Borrower's 9% Subordinated Notes due 2007.

           "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, association or other entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors of such corporation,
 (B) the interest in the capital or profits of such partnership or limited liability company or (C) the beneficial interest in such trust or estate is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

           "Termination Event" means (i) a Reportable Event with respect to any Employee Plan, (ii) any event that causes the Borrower or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975
 of the Code, (iii) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings by the PBGC to terminate an Employee Plan, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

           "Unrestricted Guarantor" means each Subsidiary of the Borrower that is an Unrestricted Subsidiary, as such term is defined under the Senior Note Indenture, and that is a party to this Agreement or required to execute a Joinder Agreement pursuant to Section 6.01(b).

           "WARN" has the meaning specified therefor in Section 5.01(j).

      SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall." Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein," "hereof" and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and shall mean any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including cash, securities, accounts and contract rights. References in this Agreement to "determination" by the Lender include good faith estimates by the Lender (in the case of quantitative determinations) and good faith beliefs by the Lender (in the case of qualitative determinations).

      SECTION 1.03. Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the Financial Statements. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

      SECTION 1.04. Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to the Lender, such period shall in any event consist of at least one full day.


                                 ARTICLE II

                                 THE LOANS

           SECTION 2.01 Commitment. The Lender agrees, on the terms and conditions hereinafter set forth, to make loans (the "Revolving Loans") to the Borrower from time to time not more frequently than twice each week on any Business Day during the period commencing on the date hereof and ending on, but excluding, the Revolving Loan Commitment Termination Date, in an aggregate principal amount at any time outstanding not to exceed the lowest of (i) the amount of the Revolving Credit Commitment, (ii) the amount of the Borrowing Base then in effect, (iii) the most recent trailing twelve
 (12) month Consolidated EBITDA of the Borrower and its Subsidiaries, which shall be updated on a monthly basis, and (iv) the maximum principal amount of Indebtedness permitted to be incurred by the Borrower and its Subsidiaries and remain outstanding at any one time under the Senior Note Indenture. Within the limit of the amount of the Revolving Credit Commitment the Borrower may borrow, prepay and reborrow Revolving Loans pursuant to this Article II.

           SECTION 2.02 Making the Loans. The Borrower shall give the Lender prior telephone notice (immediately confirmed in writing, in substantially the form of Exhibit G hereto (a "Notice of Borrowing")), not later than 11:00 a.m. (New York City time) five Business Days prior to the date of the proposed Loan. Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) the use of the proceeds of such proposed Loan and (iii) the proposed borrowing date, which must be a Business Day. The Lender may act without liability upon the basis of written, telecopied or telephonic notice believed by the Lender in good faith to be from the Borrower (or from any Authorized Officer thereof designated in writing purportedly from the Borrower to the Lender). The Borrower hereby waives the right to dispute the Lender's record of the terms of any such telephonic Notice of Borrowing. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. Each Revolving Loan shall be made in a minimum amount of $250,000 and shall be in an integral multiple of $50,000. The Lender will make the proceeds of such Loan available to the Borrower on the day of the proposed Loan by causing an amount, in immediately available funds, to be deposited in an account designated by the Borrower to the Lender at a commercial bank previously approved by the Lender.

           SECTION 2.03 Note; Repayment of Loans. (a) All Revolving Loans made by the Lender to the Borrower shall be evidenced by a single Revolving Credit Note, duly executed on behalf of the Borrower, dated the Effective Date, and delivered to and made payable to the order of the Lender in a principal amount equal to the amount of the Revolving Credit Commitment.

                (b) The outstanding principal of each Loan shall be due and payable on the Final Maturity Date.

                (c) The Borrower agrees to record each Loan on the Register referred to in Section 11.07(b)(i). Each Loan recorded on the Register (the "Registered Loan") may not be evidenced by promissory notes other than the Revolving Credit Note, which is a Registered Note (as defined below). Upon the registration of any Loan, any promissory note (other than a Registered Note) evidencing the same shall be null and void and shall be returned to the Borrower. The Borrower agrees, at the request of the Lender, to execute and deliver to Lender a promissory note in registered form to evidence such Registered Loan (i.e. containing the registered note language set forth in Exhibit A) and registered as provided in Section 11.07(b)(i) (a "Registered Note"), dated the date hereof, payable to the Lender and otherwise duly completed. Once recorded on the Register, the Loan or Loans evidenced by such Note may not be removed from the Register so long as it remains outstanding, and a Registered Note may not be exchanged for a promissory note that is not a Registered Note.

           SECTION 2.04   Interest.

                (a) Loans. Each Revolving Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due or is paid, at a rate per annum equal to the Reference Rate plus four percent (4%), provided that, if at any time during a month any portion of the Overadvance Amount is necessary to maintain the outstanding Obligations in compliance with the Borrowing Base, the interest rate per annum for such entire month shall be the Reference Rate plus four and one-half percent (4.5%).

                (b) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, and all fees, indemnities or any other Obligations of the Borrower under this Agreement, the Note and other Loan Documents shall bear interest, from the date such Event of Default occurred until such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

                (c) Interest Payment. Interest on each Loan shall be payable in cash monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise); provided, however, that interest on a Loan that has accrued during such month at the PIK Rate may be capitalized on such interest payment date and added to the outstanding principal amount of such Loan (and the interest otherwise payable in cash shall be reduced by the amount of interest so capitalized), which capitalized interest shall be evidenced by the Note. It is understood and agreed that the principal of the Note representing capitalized interest on a Loan shall bear interest in accordance with this Section 2.04(c), as though such Indebtedness evidenced by the Note constituted a Loan made by the Lender to the Borrower. The Lender is hereby authorized to endorse on the grid attached to the Note the amount of interest capitalized and evidenced by such Note, and any such endorsement shall be conclusive in the absence of manifest error. Unless the Lender receives prior written notice that the Borrower has elected to pay in cash the entire amount of accrued and unpaid interest on any Loan, the Lender may assume that interest on such Loan that has accrued during such month at the PIK Rate shall be capitalized on the applicable interest payment date. Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Lender to, and the Lender may, from time to time, charge the Loan Account pursuant to Section 3.01 with the amount of any interest payment due hereunder.

                (d) General. All interest and fees payable under this Agreement, under the Note or under any other Loan Document shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

           SECTION 2.05   Reduction of Commitment; Prepayment of Loans.

                (a) Reduction of Revolving Credit Commitment. (i) Optional Revolving Credit Commitment Reduction. The Borrower may, without premium or penalty, reduce the Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (i) the aggregate unpaid principal amount of all Revolving Loans then outstanding, plus (ii) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02. Each such reduction shall be in a minimum amount of $250,000 and shall be in an integral multiple of $50,000, shall be made by providing not less than three Business Days' prior written notice to the Lender and shall be irrevocable. Once reduced the Revolving Credit Commitment may not be increased.

                (b) Optional Prepayment. The Borrower may, prepay without penalty or premium the principal of any Loan, in whole or in part.

                (c) Mandatory Prepayment. (i) The Borrower will immediately prepay the Revolving Loans at any time when the aggregate principal amount of all Revolving Loans exceeds the lowest of (A) the amount of the Revolving Credit Commitment, (B) the Borrowing Base, (C) the most recent trailing twelve (12) month Consolidated EBITDA of the Borrower and its Subsidiaries, and (D) the maximum principal amount of Indebtedness permitted to be incurred by the Borrower and remain outstanding at any one time under the Senior Note Indenture, to the full extent of any such excess. On each day that the Borrower delivers to the Lender a Borrowing Base Certificate or a Notice of Borrowing, and immediately before and after giving effect to any Revolving Loan made hereunder, the Borrower shall hereby be deemed to represent and warrant to the Lender that the lowest of the above amounts calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Loans outstanding on such day.

      (ii) Dispositions; Casualty Events. Immediately upon any Disposition by the Borrower or any of its Subsidiaries pursuant to Section 6.02(c)(ii) (other than subclause (A) of such Section) (each, a "Subject Disposition"), which, when aggregated with all other Subject Dispositions since the Effective Date, results in Net Cash Proceeds exceeding $50,000, the Borrower shall prepay the outstanding principal of the Revolving Loans in an amount equal to 100% of the Net Cash Proceeds in excess of $50,000 received by the Borrower or any of its Subsidiaries in connection with all such Subject Dispositions. Upon the loss, destruction or taking by condemnation of any Collateral, the Borrower shall prepay the outstanding principal of the Revolving Loans in an amount equal to 100% of the proceeds received by the Borrower and its Subsidiaries in connection therewith, net of any reasonable expenses incurred in collecting such net proceeds.

      (iii) Upon the issuance or incurrence by the Borrower or any of its Subsidiaries of any Indebtedness except Permitted Indebtedness, or the sale or issuance by the Borrower or any of its Subsidiaries of any shares of its Capital Stock, the Borrower shall prepay the outstanding amount of the Revolving Loans in an amount equal to 100% of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries in connection therewith. The provisions of this subsection (iii) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions hereof.

                (d) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

           SECTION 2.06   Fees.

                (a) Funding Fee. On or prior to the Effective Date and on each anniversary thereof, the Borrower shall pay to the Lender a non-refundable funding fee (the "Funding Fee") equal to $150,000.

                (b) Loan Servicing Fee. From and after the Effective Date and until the Final Maturity Date, the Borrower shall pay to the Lender a non-refundable loan servicing fee (the "Loan Servicing Fee") equal to $5,000 each month, payable monthly in advance on the first day of each such month, and on the date the Loans shall be paid in full.

                (c) Unused Line Fee. From and after the Effective Date and until the Final Maturity Date, the Borrower shall pay to the Lender a non-refundable unused line fee (the "Unused Line Fee") in an amount equal to .50% per annum times the average daily unused amount of the Maximum Revolving Amount for each month, payable monthly in arrears on the first day of each month.

                (d) Financial Examination, Documentation, and Appraisal Fees. The Borrower shall pay to the Lender the following non-refundable fees: (A) a field examination fee (the "Field Examination Fee") of $750 per day per examiner, plus reasonable out-of-pocket expenses, for each financial analysis and examination (i.e., audits) of any Loan Party performed by personnel employed by the Lender and (B) the actual charges paid or incurred by the Lender if it elects to employ the services of one or more third Persons to perform such financial analyses and examinations (i.e., audits) of any Loan Party; provided, however, that, in the absence of a continuing Event of Default, the Borrower shall not be obligated to pay for such audits more frequently than on a quarterly basis.

           SECTION 2.07 Securitization. The Borrower hereby acknowledges that the Lender and any of its Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of such Loans as collateral security for loans to the Lender or its Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lender or its Affiliate or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Borrower shall cooperate with the Lender and its Affiliates to effect the Securitization including, without limitation, by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lender, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, "Securitization Parties"), provided that (i) any such amendment or additional documentation does not impose material additional costs on the Borrower and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Borrower under the Loan Documents or change or affect in a manner adverse to the Borrower the financial terms of the Loans,
 (b) providing such information as may be reasonably requested by the Lender, any Rating Agency or other Securitization Party in connection with the rating of the Loans or the Securitization, (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lender and any of its Affiliates and other Securitization Parties for any losses, claims, damages or liabilities (the "Liabilities") to which the Lender, its Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon (solely as relates to the Borrower, the other Loan Parties, their Affiliates, their assets, property or business or their obligations to the Lender), any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of the Borrower and its Affiliates to the Lender in connection with any Loan Document, or arise out of or are based upon (solely as relates to the Borrower, the other Loan Parties, their Affiliates, their assets, property or business or their obligations to the Lender), the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections, in light of the circumstances under which they were made, not misleading and such indemnity shall survive any transfer by the Lender or its successors or assigns of the Loans and (ii) agreeing to reimburse the Lender and any of its Affiliates and other Securitization Parties for any legal or other expenses reasonably incurred by such Persons in connection with defending the Liabilities, (d) making such representations, warranties and covenants with respect to the Borrower, the other Loan Parties and their Affiliates, and their property, as may be reasonably requested by the Rating Agencies or other Securitization Parties, but which do not materially adversely affect the rights, increase the monetary obligations or materially increase the other obligations, of the Borrower under the Loan Documents, and
 (e) providing such information regarding the Borrower and its Subsidiaries and Affiliates, the Collateral and other property, assets and business of the Loan Parties (including appraisals and valuations) as may be reasonably requested by the Rating Agencies and other Securitization Parties.


                                ARTICLE III

                      PAYMENTS AND OTHER COMPENSATION

           SECTION 3.01 Payments; Computations and Statements. The Borrower will make each payment under this Agreement, the Note and the other Loan Documents (whether of principal, interest, fees, expense reimbursements or otherwise) not later than 2:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Lender at the Lender Account. All such payments received by the Lender after 2:00 p.m. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All such payments shall be made by the Borrower without defense, set-off or counterclaim to the Lender. The Borrower hereby authorizes the Lender to, and the Lender may, from time to time charge the Loan Account with all Obligations and any other amount due and payable under any Loan Document to which the Borrower is a party, whether or not any Event of Default or Default shall have occurred or be continuing or whether any of the conditions precedent in Section 4.02 have been satisfied. Any amount charged to the Loan Account shall be deemed a Revolving Loan hereunder made by the Lender to the Borrower. The Borrower confirms that any charges which the Lender may so make to the Loan Account as herein provided will be made as an accommodation to the Borrower and solely at the Lender's discretion. It is expressly understood and agreed by the Borrower that the Lender shall have no responsibility to inquire into the correctness of the apportionment, allocation or disposition among the Loan Parties of the Loans made to the Borrower or any fees, costs or expenses for which the Borrower is obligated under this Agreement.
 Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be, provided that, if any such payment is made by a charge to the Loan Account, such charge may be made by the Lender on any day, whether or not a Business Day. Each determination by the Lender of an interest rate, fees or expense reimbursement hereunder shall be conclusive and binding for all purposes in the absence of manifest error.


                                 ARTICLE IV

                            CONDITIONS TO LOANS

           SECTION 4.01 Conditions Precedent to Effectiveness and the Initial Loan. The obligation of the Lender to make the initial Loan is subject to the fulfillment, in a manner satisfactory to the Lender, of each of the following conditions precedent:

                (a) Payment of Fees, Etc. The Borrower shall have paid on or before the date of this Agreement all fees, costs, expenses and taxes then payable pursuant to Sections 2.06 and 11.04.

                (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct: (i) the representations and warranties contained in Article V and in each other Loan Document, certificate or other writing delivered to the Lender pursuant hereto or thereto on or prior to the Effective Date are true and correct on and as of the Effective Date as though made on and as of such date and (ii) no Default or Event of Default shall have occurred and be continuing on the Effective Date or would result from this Agreement or the other Loan Documents becoming effective in accordance with its or their respective terms, both immediately before and immediately after giving effect to the initial Loan.

                (c) Legality. The making of the initial Loan shall not contravene any law, rule or regulation applicable to the Lender or the Borrower or any other Loan Party.

                (d) Delivery of Documents. The Lender shall have received on or before the Effective Date the following, each in form and substance satisfactory to the Lender and, unless indicated otherwise, dated the Effective Date:

                          (i)  the Revolving Credit Note, in the form
      of Exhibit A, payable to the order of the Lender, duly executed by the Borrower;

                          (ii) a Security Agreement, in the form of Exhibit C, duly executed by the Borrower;

                          (iii)     a Security Agreement, in the form
      of Exhibit D, duly executed by each Unrestricted Guarantor;

                          (iv) a Security Agreement, in the form of Exhibit E, duly executed by each Restricted Guarantor;

                          (v)  such collateral access agreements from
      lessors, warehousemen, bailees and other third persons as the Lender may require;

                          (vi) the Contribution Agreement, in the form of Exhibit B, duly executed by each of the parties thereto;

                          (vii)     the Subordination Agreements, in
      the form of Exhibit K, duly executed by each of the parties listed on Schedule 1.01(B);

                          (viii)    a Pledge Agreement, in the form of
      Exhibit F, duly executed by Red Top Gas, Inc., together with (A) such original stock certificates or other certificated securities or instruments representing all of the Capital Stock of each Subsidiary of Red Top Gas, Inc., and (B) undated stock powers executed in blank;

                          (ix) appropriate financing statements on Form UCC-1, duly executed by the Borrower and each other Loan Party and duly filed in such office or offices as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests purported to be created by the Security Agreements and the Pledge Agreement;

                          (x)  certified copies of request for copies
      of information on Form UCC-11, listing all effective financing statements which name as debtor any Loan Party or any of its Subsidiaries and which are filed in the offices referred to in paragraph (ix) above, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Lender, shall cover any of the Collateral and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Lender, shall not show any such Liens;

                          (xi) a copy of the resolutions of the board of directors of the Borrower, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the borrowings hereunder and the transactions contemplated by the Loan Documents to which the Borrower is or will be a party, and (B) the execution, delivery and performance by the Borrower of each Loan Document and the execution and delivery of the other documents to be delivered by the Borrower in connection herewith and therewith;

                          (xii)     a copy of the resolutions of the
      board of directors of each Guarantor, certified as of the Effective Date by an Authorized Officer thereof, authorizing (A) the guarantee by such Guarantor of the borrowings hereunder and the transactions contemplated by the Loan Documents to which such Guarantor is or will be a party, and (B) the execution and delivery by such Guarantor of each Loan Document and the execution and delivery of the other documents to be delivered by such Guarantor in connection herewith and therewith;

                          (xiii)    a certificate of an Authorized
      Officer of each Loan Party, certifying the names and true signatures of the representatives of such Loan Party authorized to sign each Loan Document to which such Loan Party is or will be a party and the other documents to be executed and delivered by such Loan Party in connection herewith and therewith, together with evidence of the incumbency of such authorized officers;

                          (xiv)     a certificate of the appropriate
      official(s) of the state of organization of each Loan Party and each other state of foreign qualification certifying as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such states, together with confirmation by telephone or telegram (where available) on the Effective Date from such official(s) as to such matters;

                          (xv) a true and complete copy of the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party certified as of a date not more than 30 days prior to the Effective Date by an appropriate official of the state of organization of such Loan Party;

                          (xvi)     a copy of the charter and by-laws,
      limited liability company agreement, operating agreement, agreement of limited partnership or other organizational document of each Loan Party, together with all amendments thereto, certified as of the Effective Date by an Authorized Officer of such Loan Party;

                          (xvii)    (A)  an opinion of Skadden, Arps,
      Slate, Meagher & Flom LLP, special counsel to the Loan Parties, as to such matters as the Lender may reasonably request, and
      (B) an opinion of Guilfoil Petzall & Shoemake, L.L.C., general counsel to the Loan Parties, as to such matters as the Lender may reasonably request;

                          (xviii)   a certificate of an Authorized
      Officer of the Borrower, certifying as to the matters set forth in subsection (b) of this Section 4.01;

                          (xix) a copy of the Financial Statements, together with a certificate of an Authorized Officer of the Borrower setting forth all existing Indebtedness, pending or threatened litigation or claims and other contingent liabilities of the Borrower and its Subsidiaries;

                          (xx) evidence of the insurance coverage
      required by Section 6.01(h) of the Security Agreements and such other insurance coverage with respect to the business and operations of the Borrower and its Subsidiaries as the Lender may reasonably request, in each case, where requested by the Lender, with such indorsements as to the named insureds or loss payees thereunder as the Lender may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days' prior written notice to the Lender and each such named insured or loss payee, together with evidence of the payment of all premiums due in respect thereof for such period as the Lender may request;

                          (xxi)     [intentionally omitted];

                          (xxii)    a certificate of an Authorized
      Officer of the Borrower, certifying the names and true signatures of the persons that are authorized to provide Notices of Borrowings and all other notices under this Agreement and the other Loan Documents;

                          (xxiii)    copies of the Material Contracts,
      including, without limitation, the Indentures, as in effect on the Effective Date, certified as true and correct copies thereof by an Authorized Officer of the Borrower, together with a certificate of an Authorized Officer of the Borrower stating that such agreements remain in full force and effect and that the Borrower and its Subsidiaries have not breached or defaulted in any of their obligations under such agreements;

                          (xxiv) a termination and release agreement with respect to the Existing Credit Agreement and all related documents, duly executed by the Borrower and the Existing Lender, together with UCC-3 termination statements for all UCC-1 financing statements filed by the Existing Lender and covering any portion of the Collateral;

                          (xxv)     such depository account, blocked
      account, lockbox account and similar agreements and other documents, each in form and substance reasonably satisfactory to the Lender, as the Lender may request with respect to each Loan Party's cash management systems; and

                          (xxvi) such other agreements, instruments, approvals, opinions and other documents, each satisfactory to the Lender in form and substance, as the Lender may reasonably request.

                (e) Material Adverse Change. The Lender shall have determined, in its sole judgment, that no material adverse change shall have occurred in the business, operations, condition (financial or otherwise), properties or prospects of any Loan Party since June 30, 1998.

                (f) Proceedings; Receipt of Documents. All proceedings in connection with the making of the initial Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Lender and its counsel in their reasonable judgment, and the Lender and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents as the Lender or such counsel may reasonably request.

           SECTION 4.02 Conditions Precedent to Subsequent Loans. The obligation of the Lender to make any Loan is subject to the fulfillment, in a manner satisfactory to the Lender, of each of the following conditions precedent:

                (a)  Payment of Fees, Etc.   The Borrower shall have paid
 all fees, costs, expenses and taxes then payable by the Borrower pursuant to this Agreement and the other Loan Documents, including, without limitation, Sections 2.06 and 11.04 hereof.

                (b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Borrower to the Lender of a Notice of Borrowing with respect to such Loan, and the Borrower's acceptance of the proceeds of such Loan, shall each be deemed to be a representation and warranty by the Borrower on the date of such Loan that: (i) the representations and warranties contained in Article V and in each other Loan Document, certificate or other writing delivered to the Lender pursuant hereto or thereto on or prior to the date of such Loan are true and correct on and as of such date as though made on and as of such date, (ii) at the time of and after giving effect to the making of such Loan and the application of proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date and (iii) the conditions set forth in this Section 4.02 have been satisfied as of the date of such request.

                (c) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to the Lender or any other Loan Party.

                (d) Borrowing Notice. The Lender shall have received a Notice of Borrowing pursuant to Section 2.02.

                (e) Delivery of Documents. The Lender shall have received such other agreements, instruments, approvals, opinions and other documents, each in form and substance satisfactory to the Lender, as the Lender may reasonably request.

                (f) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Lender and its counsel in their reasonable judgment, and the Lender and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Lender, as the Lender or such counsel shall have reasonably requested a reasonable time prior thereto.


                                 ARTICLE V

                       REPRESENTATIONS AND WARRANTIES

           SECTION 5.01 Representations and Warranties. Each Loan Party hereby represents and warrants to the Lender as follows:

                (a) Organization, Good Standing, Etc. Each of the Borrower and its Subsidiaries (i) is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated, in the case of the Borrower, to make the borrowings hereunder, in the case of each Guarantor, to guarantee such Borrowings, and to execute and deliver each Loan Document to which it is a party, and to consummate the transactions contemplated thereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on such entity.

                (b) Authorization, Etc. The execution, delivery and performance by each of the Borrower and its Subsidiaries of each Loan Document to which it is or will be a party, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene its charter or by-laws, its limited liability company or operating agreement or its certificate of partnership or partnership agreement, as applicable, or any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                (c) Governmental Approvals. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required in connection with the due execution, delivery and performance by any Loan Party or any of its Subsidiaries of any Loan Document to which it is or will be a party.

                (d) Enforceability of Loan Documents. This Agreement is, and each other Loan Document to which any Loan Party or any of its Subsidiaries is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except (i) as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and (ii) the availability of the remedy of specific performance or injunction or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding may be brought.

                (e)  [Intentionally omitted]

                (f) Subsidiaries. Schedule 5.01(f) is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of such Subsidiaries of the Borrower in existence on the date hereof. All of the issued and outstanding shares of Capital Stock of such Subsidiaries have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights. Except as indicated on such Schedule, all such Capital Stock is owned by the Borrower or one or more of its wholly-owned Subsidiaries, free and clear of all Liens. Except as indicated on such Schedule, there are no outstanding debt or equity securities of the Borrower or any of its Subsidiaries and no outstanding obligations of the Borrower or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Borrower or any of its Subsidiaries, or other obligations of any Subsidiary to issue, directly or indirectly, any shares of Capital Stock of any Subsidiary of the Borrower.

                (g) Litigation. Except as set forth in Schedule 5.01(g), there is no pending or, to the knowledge of the Borrower, threatened action, suit or proceeding affecting the Borrower or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator that (i) if adversely determined, could have a Material Adverse Effect or (ii) relates to this Agreement, the Note or any other Loan Document or any transaction contemplated hereby or thereby.

                (h)  Financial Condition.

                          (i)  The Financial Statements, copies of
      which have been delivered to the Lender, fairly present the consolidated financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with GAAP, and since June 30, 1998, no event or development has occurred that has had or could have a Material Adverse Effect.

                          (ii) The Borrower has heretofore furnished to the Lender projected monthly balance sheets, income statements and statements of cash flows of the Borrower and its Subsidiaries for the period from February 1, 1999 through June 30, 1999, as updated from time to time pursuant to Section 6.01(a)(viii).
      Such projections, as so updated, are believed by the Borrower at the time furnished to be reasonable, have been prepared on a reasonable basis and in good faith by the Borrower, and have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and the Borrower is not aware of any facts or information that would lead it to believe that such projections, as so updated, are incorrect or misleading in any material respect.

                (i) Compliance with Law, Etc. Neither the Borrower nor any of its Subsidiaries is in violation of (A) its organizational documents,
 (B) any material law, rule, or regulation, (C) any material judgment or order or, to the knowledge of the Borrower, any other judgment or order of any Governmental Authority applicable to it or any of its property or assets, or (D) any material term of any agreement or instrument (including, without limitation, any Indenture and any other Material Contract) binding on or otherwise affecting it or any of its properties, and no Default or Event of Default has occurred and is continuing.

                (j) ERISA. Except as set forth on Schedule 5.01(j), (i) each Employee Plan is in substantial compliance with ERISA and the Code,
 (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Employee Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Employee Plan, including any required Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Lender, is complete and correct and fairly presents the funding status of such Employee Plan, and since the date of such report there has been no material adverse change in such funding status, (iv) no Employee Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account or has applied for an extension of any amortization period within the meaning of Section 412 of the Code at any time since March 12, 1994, and (v) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Employee Plan within the meaning of Section 412 of the Code at any time since March 12, 1994. Except as set forth on Schedule 5.01(j), none of the Borrower or any of its ERISA Affiliates have incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or are aware of any facts indicating that the Borrower or any of its ERISA Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the Code, none of the Borrower or any of its ERISA Affiliates maintains an employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower or any of its ERISA Affiliates or coverage after a participant's termination of employment. None of the Borrower or any of its ERISA Affiliates has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or similar state law, which remains unpaid or unsatisfied.

                (k) Taxes, Etc. All Federal, state and local tax returns and other reports required by applicable law to be filed by the Borrower and each of its Subsidiaries have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries and which have become due and payable on or prior to the date hereof have been paid, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                (l) Regulation U. Neither the Borrower nor any of its Subsidiaries is nor will be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                (m) Nature of Business. Neither the Borrower nor any of its Subsidiaries is engaged in any business other than the sale of propane gas, the sale and rental of propane gas storage tanks and related lines of business, other than such other lines of business that have been disclosed in writing to the Lender prior to the Effective Date.

                (n) Adverse Agreements, Etc. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument, or subject to any charter, limited liability company agreement, partnership agreement or other corporate, partnership or limited liability company restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority, which has a Material Adverse Effect.

                (o) Permits, Etc. Each of the Borrower and its Subsidiaries has, and is in compliance with, all material permits, licenses, authorizations, approvals, entitlements and accreditations required for such Person lawfully to own, lease, manage or operate, or to acquire, each business currently owned, leased, managed or operated, or to be acquired, by such Person. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in (A) the suspension, revocation, impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation or (B) a Material Adverse Effect, and, except as set forth on Schedule 5.01(o), there is no claim that any thereof is not in full force and effect.

                (p)  Properties.  (i)    Each of the Borrower and its
 Subsidiaries has good and marketable title to, or valid leasehold interests in, all property and assets material to its business, free and clear of all Liens except Permitted Liens. The properties are in good working order and condition, ordinary wear and tear excepted.

                     (ii) Schedule 5.01(p) sets forth a complete and accurate list as of the Effective Date of the location, by state and street address, of all real property owned or leased by any of the Borrower and its Subsidiaries. As of the Effective Date, each of the Borrower and its Subsidiaries has valid leasehold interests in the Leases described on
 Schedule 5.01(p) to which it is a party. Schedule 5.01(p) sets forth with respect to each such Lease, the commencement date, termination date, renewal options (if any) and annual base rents. To the knowledge of the Borrower, each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with any such Lease is necessary for the Borrower or any of its Subsidiaries to enter into and execute the Loan Documents to which it is a party, except as set forth on Schedule 5.01(p). To the knowledge of the Borrower, no other party to any such Lease is in default of its obligations thereunder, and none of the Borrower and its Subsidiaries (or any other party to any such Lease) has not at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Effective Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such Lease.

                (q) Full Disclosure. The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could result in a Material Adverse Effect. None of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. There is no contingent liability or fact that may have a Material Adverse Effect which has not been set forth in a footnote included in the Financial Statements or a schedule hereto.

                (r) Year 2000. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Loan Parties' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Loan Parties' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by October 30, 1999. The cost to the Loan Parties of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Loan Parties (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and its Subsidiaries are and, with ordinary course upgrading and maintenance, and, if necessary, replacement, will continue for the term of this Agreement to be, sufficient to permit the Borrower and its Subsidiaries to conduct its business without Material Adverse Effect.

                (s) Operating Lease Obligations. On the Effective Date, neither the Borrower nor any of its Subsidiaries has any obligations as lessee for the payment of rent for any real or personal property other than the Operating Lease Obligations set forth on Schedule 5.01(s).

                (t)  Environmental Matters.  Except as set forth on
 Schedule 5.01(t), (i) the operations of each of the Borrower and its Subsidiaries are in material compliance with all Environmental Laws;
 (ii) there has been no Release at any of the properties owned or operated by the Borrower or its Subsidiaries or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by the Borrower or its Subsidiaries or any predecessor in interest which could have a Material Adverse Effect; (iii) no Environmental Action has been asserted against the Borrower or its Subsidiaries or any predecessor in interest nor does the Borrower or any of its Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against the Borrower or its Subsidiaries or any predecessor in interest which could have a Material Adverse Effect; and (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Borrower or its Subsidiaries or any predecessor in interest which could have a Material Adverse Effect.

                (u) Insurance. Each of the Borrower and its Subsidiaries keeps its property insured and maintains (i) insurance to such extent and against such risks, including fire, as is reasonable and prudent in relation to their businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and
 (iv) such other insurance as may be required by law or as may be reasonably required by the Lender (including, without limitation, against larceny, embezzlement or other criminal misappropriation). Schedule 5.01(u) sets forth a list of all insurance maintained by the Borrower and its Subsidiaries on the Effective Date.

                (v) Use of Proceeds. The proceeds of the Loans shall be used to repay or secure Indebtedness owing by the Borrower to the Existing Lender and certain other Indebtedness and for the Loan Parties' working capital needs.

                (w) Solvency. After giving effect to the transactions contemplated by this Agreement and before and after giving effect to each Loan, each of the Borrower and its Subsidiaries is, and the Borrower and its Subsidiaries on a consolidated basis are, Solvent.

                (x) Location of Bank Accounts. Schedule 5.01(x) sets forth a complete and accurate list as of the Effective Date of all deposit, checking and other bank accounts, including the Cash Concentration Account and all Depository Accounts, of each Loan Party, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

                (y) Intellectual Property. Except as set forth on Schedule 5.01(y), each of the Borrower and its Subsidiaries owns or licenses or otherwise has the right to use all licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, tradenames, copyrights, copyright applications, franchises, authorizations and other intellectual property rights, that are necessary for the operations of its businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect. Set forth on
 Schedule 5.01(y) is a complete and accurate list as of the Effective Date of all such material license agreements to which the Borrower or any of its Subsidiaries is a party and all patents, patent applications, registered trademarks, trademark applications, service marks, tradenames, registered copyrights and copyright applications owned by the Borrower and its Subsidiaries. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not have, individually or in the aggregate, a Material Adverse Effect.

                (z) Material Contracts. Set forth on Schedule 5.01(z) is a complete and accurate list as of the Effective Date of all Material Contracts of the Borrower and its Subsidiaries, showing the parties and subject matter thereof and amendments and modifications thereto. Each such Material Contract, including, without limitation, the Indentures, (i) is in full force and effect and is binding upon and enforceable against each of the Borrower and its Subsidiaries that is a party thereto and, to the best knowledge of the Loan Parties, all other parties thereto in accordance with its terms, (ii) has not been otherwise amended or modified, and (iii) is not in default due to the action of the Borrower or its Subsidiaries or, to the best knowledge of the Loan Parties, any other party thereto.

                (aa) Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is (i) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

                (bb) Employee and Labor Matters. (i) There is (A) no unfair labor practice complaint pending or, to the best knowledge of the Loan Parties, threatened against the Borrower or any of its Subsidiaries before any Governmental Authority and no grievance or arbitration proceeding pending or threatened against the Borrower or any of its Subsidiaries which arises out of or under any collective bargaining agreement, (B) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (C) to the best knowledge of the Loan Parties, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and no union organizing activity taking place with respect to any of the employees of any of them.

                (cc) Customers and Suppliers. There exists no actual or, to the knowledge of the Borrower, threatened termination, cancellation or limitation of, or modification to or change in, the business relationship between (A) the Borrower or any of its Subsidiaries, on the one hand, and any customer or any group thereof, on the other hand, whose agreements with the Borrower or any such Subsidiary are individually or in the aggregate material to the business or operations of the Borrower or any of its Subsidiaries, or (B) the Borrower or any of its Subsidiaries, on the one hand, and any material supplier thereof, on the other hand; and there exists no present state of facts or circumstances that could give rise to or result in any such termination, cancellation, limitation, modification or change.

                (dd) No Bankruptcy Filing. Neither the Borrower nor any of its Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of the Borrower's or such Subsidiary's assets or property, and neither the Borrower nor any of its Subsidiaries has any knowledge of any Person contemplating the filing of any such petition against it.

                (ee) Subordinated Note Indenture. The subordination provisions of the Subordinated Note Indenture are and will be enforceable against the holders of the Subordinated Notes by the holders of any Senior Indebtedness (as defined in the Subordinated Note Indenture) which have not effectively waived the benefits thereof. All Obligations, including, without limitation, those to pay principal of and interest (including post-petition interest) on the Revolving Loans and fees and expenses in connection therewith, constitute Senior Indebtedness (as defined in the Subordinated Note Indenture), and all such Obligations are entitled to the benefits of the subordination created by the Subordinated Note Indenture.

                (ff) Location of Inventory; Place of Business; Chief Executive Office. There is no location at which the Borrower or any of its Subsidiaries has any Inventory (except for Inventory in transit) other than
 (i) those locations listed on Schedule 5.01(ff) and (ii) any other locations approved in writing by the Lender pursuant to the definition of "Eligible Inventory." Schedule 5.01(ff) hereto contains a true, correct and complete list, as of the Effective Date, of the legal names and addresses of each pipeline or storage facility at which Inventory of the Borrower and its Subsidiaries is stored. None of the receipts received by the Borrower or any of its Subsidiaries from any pipeline or storage facility states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns. Schedule 5.01(ff) sets forth a complete and accurate list as of the date hereof of (A) each place of business of the Borrower and its Subsidiaries and (B) the chief executive office of each of the Borrower and its Subsidiaries.


                                 ARTICLE VI

                         COVENANTS OF THE BORROWER


           SECTION 6.01 Affirmative Covenants. So long as any principal of or interest on any Loan or any other Obligations (whether or not due) shall remain unpaid or the Lender shall have any Commitment hereunder, each Loan Party will, unless the Lender shall otherwise consent in writing:

                (a)  Reporting Requirements.  Furnish to the Lender:

                          (i)  as soon as available and in any event
      within 45 days after the end of each fiscal quarter of the Borrower and its Subsidiaries, consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Borrower and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, all in reasonable detail and certified by an Authorized Officer as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such quarter and the results of operations and cash flows of the Borrower and its Subsidiaries for such quarter, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Borrower and its Subsidiaries furnished to the Lender, subject to normal year-end adjustments and containing a management discussion of the financial position of the Borrower and its Subsidiaries as of the end of such quarter;

                          (ii) as soon as available, and in any event within 90 days after the end of each Fiscal Year consolidated balance sheets, consolidated statements of operations and retained earnings and consolidated statements of cash flows of the Borrower and its Subsidiaries as at the end of such Fiscal Year, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of Baird, Kurtz & Dobson or other independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Lender (which opinion shall be without (A) a "going concern" or like qualification or exception, (B) any qualification or exception as to the scope of such audit or (C) any qualification which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause any noncompliance with the provisions of Section 6.03), together with a written statement of such accountants (1) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default and (2) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof;

                          (iii)  as soon as available, and in any
      event within 30 days of the end of each fiscal month of the Borrower and its Subsidiaries internally prepared consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows for such fiscal month of the Borrower and its Subsidiaries and for the period from the beginning of such Fiscal Year to the end of such fiscal month, all in reasonable detail and certified by an Authorized Officer as fairly presenting, in all material respects, the financial position of the Borrower and its Subsidiaries as of the end of such fiscal month and the results of operations and cash flows of the Borrower and its Subsidiaries for such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Lender, subject to normal year-end adjustments;

                          (iv) simultaneously with the delivery of the financial statements of the Borrower required by clauses (i),
      (ii) and (iii) of this Section 6.01(a), a certificate of an Authorized Officer (A) stating that such Authorized Officer has reviewed the provisions of this Agreement and the other Loan Documents and has made or caused to be made under his or her supervision a review of the condition and operations of the Borrower and its Subsidiaries during the period covered by such financial statements with a view to determining whether the Borrower and its Subsidiaries were in compliance with all of the provisions of such Loan Documents at the times such compliance is required by the Loan Documents, and that such review has not disclosed, and such Authorized Officer has no knowledge of, the existence during such period of an Event of Default or Default or, if an Event of Default or Default existed, describing the nature and period of existence thereof and the action which the Borrower and its Subsidiaries propose to take or have taken with respect thereto and (B) attaching a schedule showing the calculations specified in Section 6.03;

                          (v)  as soon as available and in any event
      within 20 days of the end of each fiscal month of the Borrower, reports in detail satisfactory to the Lender and certified by an Authorized Officer as being accurate and complete (A) listing all Accounts Receivable of the Borrower and its Subsidiaries as of the last Business Day of such month, which shall include the amount and age of each Account Receivable, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Lender pursuant to this clause (v)(A) for the immediately preceding month, the name and mailing address of each Account Debtor with respect to each such Account Receivable and such other information as the Lender request, (B) listing all accounts payable of the Borrower and its Subsidiaries as of the last Business Day of such month which shall include the amount and age of each account payable, the name and mailing address of each account creditor and such other information as the Lender may request, and (C) calculating and/or listing the ineligible Accounts Receivable and ineligible inventory that were excluded from the Borrowing Base as of the last Business Day of such month.

                          (vi) as soon as available on a weekly basis, and in any event by Wednesday of each week (or if not a Business Day on the preceding Business Day), a listing of all Inventory of the Borrower and its Subsidiaries as of the last Business Day of the prior week, containing a breakdown of such Inventory by type and amount, the cost (by location), the pipeline or storage facility and such other information as the Lender may request, all in detail and in form satisfactory to the Lender and certified by an Authorized Officer as being accurate and complete;

                          (vii)  as soon as available on a weekly
      basis, and in any event by Wednesday of each week (or if not a Business Day, on the preceding Business Day), a Borrowing Base Certificate as of the close of business on the last day of the prior week, supported by schedules showing the derivation thereof and containing such detail and other information as the Lender may request from time to time, provided that (A) the Borrowing Base set forth in the Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Lender but not including the date on which a subsequent Borrowing Base Certificate is received by the Lender, unless the Lender disputes the eligibility of any property for inclusion in the calculation of the Borrowing Base or the valuation thereof by notice of such dispute to the Borrower and (B) in the event of any dispute about the eligibility of any property for inclusion in the calculation of the Borrowing Base or the valuation thereof, the Lender's good faith judgment shall control;

                          (viii)  on or before April 30 of each
      fiscal year, financial projections supplementing and superseding the financial projections for such period referred to in Section 5.01(h)(ii), prepared on a monthly basis and otherwise in form and substance satisfactory to the Lender, for the immediately succeeding Fiscal Year for the Borrower and its Subsidiaries, all such financial projections to be reasonable, to be prepared on a reasonable basis and in good faith, and to be based on assumptions believed by the Borrower to be reasonable at the time made and from the best information then available to the Borrower;

                          (ix) promptly after submission to any
      Governmental Authority, all documents and information furnished to such Governmental Authority in connection with any investigation of the Borrower or any of its Subsidiaries other than routine inquiries by such Governmental Authority;

                          (x)  as soon as possible, and in any event
      within three Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could have a Material Adverse Effect, the written statement of an Authorized Officer setting forth the details of such Event of Default, Default, other event or Material Adverse Effect and the action which the Borrower and its Subsidiaries propose to take with respect thereto;

                          (xi) (A) as soon as possible and in any event
      (1) within 10 days after the Borrower or any ERISA Affiliate thereof knows that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Employee Plan has occurred, (2) within 10 days after the Borrower or any ERISA Affiliate thereof knows or has reason to know that any other Termination Event with respect to any Employee Plan has occurred, or (3) within 10 days after the Borrower or any ERISA Affiliate thereof knows that an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including installment payments) or an extension of any amortization period under Section 412 of the Code with respect to an Employee Plan, a statement of an Authorized Officer setting forth the details of such occurrence and the action, if any, which the Borrower or such ERISA Affiliate propose to take with respect thereto, (B) promptly and in any event within three days after receipt thereof by the Borrower or any ERISA Affiliate thereof from the PBGC, copies of each notice received by the Borrower or any ERISA Affiliate thereof of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (C) promptly and in any event within 10 days after the filing thereof with the Internal Revenue Service if requested by the Lender, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Employee Plan and Multiemployer Plan, (D) promptly and in any event within 10 days after the Borrower or any ERISA Affiliate thereof knows or has reason to know that a required installment within the meaning of
      Section 412 of the Code has not been made when due with respect to an Employee Plan, (E) promptly and in any event within three days after receipt thereof by the Borrower or any ERISA Affiliate thereof from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower or any ERISA Affiliate thereof concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (F) promptly and in any event within 10 days after the Borrower or any ERISA Affiliate thereof send notice of a plant closing or mass layoff (as defined in WARN) to employees, copies of each such notice sent by the Borrower or any ERISA Affiliate thereof;

                          (xii)  promptly after the commencement
      thereof but in any event not later than three Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrower or any Subsidiary, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could have a Material Adverse Effect;

                          (xiii)  as soon as possible and in any
      event within 10 days after execution, receipt or delivery thereof, copies of any material notices that the Borrower executes or receives from or sends to the trustee under and in connection with any Indenture;

                          (xiv)  promptly after the sending or
      filing thereof, copies of all statements, reports and other information the Borrower or any of its Subsidiaries sends to any holders of its Indebtedness or its securities or files with the SEC or any national (domestic or foreign) securities exchange;

                          (xv) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to the Borrower or any of its Subsidiaries by its auditors in connection with any annual or interim audit of the books thereof; and

                          (xvi)  promptly upon request, such other
      information concerning the condition or operations, financial or otherwise, of the Borrower or any of its Affiliates as the Lender may from time to time may reasonably request.

                (b)  Additional Guaranties and Collateral Security.  Cause:

                          (i)  each Subsidiary of the Borrower not in
      existence on the Effective Date and which hereafter conducts any business or acquires rights in assets with a fair market value in excess of $250,000 in the aggregate for all such Subsidiaries or $100,000 for any individual Subsidiary, to execute and deliver to the Lender promptly and in any event within 10 days after the formation, acquisition or change in status thereof (A) a Joinder Agreement, substantially in the form of Exhibit H, pursuant to which such Subsidiary shall become a Loan Party and a Guarantor hereunder, (B) a Security Agreement in the form of Exhibit D, if such Subsidiary is or will be an Unrestricted Guarantor, (C) a Security Agreement in the form of Exhibit E, if such Subsidiary is or will be a Restricted Guarantor, (D) if such Subsidiary is or will be an Unrestricted Guarantor and has any Subsidiaries, a Pledge Agreement together with (x) certificates evidencing all of the Capital Stock of any Person owned by such Subsidiary,
      (y) undated stock powers executed in blank, and (z) such opinion of counsel and such approving certificate of such Subsidiary as the Lender may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, and (E) such other agreements, instruments, approvals, legal opinions or other documents reasonably requested by the Lender in order to create, perfect, establish the first priority of or otherwise protect any Lien purported to be covered by any such Security Agreement, or Pledge Agreement or otherwise to effect the intent that such Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that property and assets of such Subsidiary shall become Collateral for the Obligations; and

                          (ii) each owner of the Capital Stock of any such Subsidiary, if such owner is an Unrestricted Guarantor, to execute and deliver promptly and in any event within three Business Days after the formation or acquisition of such Subsidiary a Pledge Agreement, together with (A) certificates evidencing all of the Capital Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed, (C) such opinion of counsel and such approving certificate of such Subsidiary as the Lender may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares and (D) such other agreements, instruments, approvals, legal opinions or other documents requested by the Lender;

                (c) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, all Environmental Laws), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof.

                (d) Preservation of Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

                (e) Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with GAAP.

                (f) Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the Lender or any agents or representatives thereof at any time and from time to time during normal business hours, at the expense of the Borrower, to examine and make copies of and abstracts from their records and books of account, to visit and inspect their properties, to verify materials, leases, notes, accounts receivable, deposit accounts and other assets of the Borrower and its Subsidiaries, to conduct audits, physical counts, valuations, appraisals (not more than once each Fiscal Year, unless an Event of Default has occurred and is continuing), environmental compliance audits (not more than once each Fiscal Year, unless an Event of Default has occurred and is continuing), environmental assessments or examinations and to discuss their affairs, finances and accounts with any of the directors, officers, managerial employees, independent accountants or other representatives thereof. The Borrower agrees to pay the reasonable cost of such audit, appraisal, assessment or examination.

                (g) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of their properties which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

                (h) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability insurance) with respect to their properties (including all real properties owned by them) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is reasonable and prudent in relation to their businesses and in any event in amount, adequacy and scope reasonably satisfactory to the Lender, but only to the extent such Loan Party or Subsidiary owns Inventory with a Book Value in excess of $50,000 at any time. All policies covering the Collateral are to be made payable to the Lender, as its interests may appear, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Lender may require to fully protect the Lender's interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Lender and the policies are to be premium prepaid, with the loss payable and additional insured endorsement in favor of Lender and such other Persons as the Lender may designate for time to time, and shall provide for not less than 30 days' prior written notice to the Lender of the exercise of any right of cancellation. If the Borrower or any of its Subsidiaries fails to maintain such insurance, the Lender may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Lender's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default, the Lender shall have the sole right, in the name of the Lender and the Borrower and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder solely with respect to the Collateral, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies solely with respect to the Collateral.

                (i) Obtaining of Permits, Etc. Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

                (j) Environmental. (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens;
 (ii) comply, and cause its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Lender documentation of such compliance which the Lender reasonably requests, provided that nothing herein shall require the Borrower to create documentation, other than documentation that has been generated in the normal course of business or that is otherwise required by Environmental Law or a Governmental Authority; (iii) promptly notify the Lender by telephone, promptly followed by a written notice, within ten (10) days of the Release, of any Release of a Hazardous Material in excess of any reportable quantity from or onto property owned, occupied or operated by the Borrower or any of its Subsidiaries, or, to the knowledge of the Borrower, any adjacent property, and take any Remedial Actions required to abate such Release on, under or affecting any property owned, occupied or operated by the Borrower or any of its Subsidiaries, provided, however, that such notice requirements do not apply to any Release to the ambient air or surface where such Release is in full and strict compliance with any permit issued to the Borrower or its Subsidiaries by any Governmental Authority pursuant to Environmental Law; (iv) promptly provide the Lender with written notice within ten (10) days of the receipt of any of the following: (A) notice that an Environmental Lien has been filed against any property of the Borrower or any of its Subsidiaries; (B) commencement of any Environmental Action or written notice that an Environmental Action will be filed against the Borrower or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could have a Material Adverse Effect; and (v) defend, indemnify and hold harmless the Lender and its transferees, and their respective employees, agents, officers and directors (each a "Lender Indemnified Party"), from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) (collectively referred to hereinafter as "Damages") arising out of (A) the presence, disposal, Release or threatened Release of any Hazardous Materials on, under or affecting any property at any time owned, occupied or operated by the Borrower or any of its Subsidiaries (or its respective predecessors in interest or title) or at any disposal facility which received hazardous materials generated by the Borrower or any predecessor in Interest, (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials, (C) any investigation, lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Materials, (D) any violation of any Environmental Law by the Borrower or any of its Subsidiaries and/or
 (E) any Environmental Action; provided that the Borrower shall have no obligation to defend and hold harmless a Lender Indemnified Party for Damages finally determined by a court of competent jurisdiction to have been incurred directly as a result of the gross negligence of such Lender Indemnified Party.

                (k) Further Assurances. Take such action and execute, acknowledge and deliver, and cause each of its Subsidiaries to take such action and execute, acknowledge and deliver, at its sole cost and expense, such agreements, instruments or other documents as the Lender may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement and the other Loan Documents,
 (ii) to subject to valid and perfected first priority Liens any of the Collateral or any other property of the Borrower and its Subsidiaries,
 (iii) to establish and maintain the validity and effectiveness of any of the Loan Documents and the validity, perfection and priority of the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer and confirm unto the Lender the rights now or hereafter intended to be granted to the Lender under this Agreement or any other Loan Document.

                (l) Change in Collateral; Collateral Records. (i) Give the Lender not less than 30 days' prior written notice of any change in the location of any Collateral, other than to locations set forth on Schedule 6.01(l) and with respect to which the Lender has filed financing statements and otherwise fully perfected its Liens thereon, (ii) advise the Lender promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Lender for the benefit of the Lender from time to time, solely for the Lender's convenience in maintaining a record of Collateral, such written statements and schedules as the Lender may reasonably require, designating, identifying or describing the Collateral.

                (m) Collateral Access Agreements. At the election of the Lender, obtain, as soon as possible and in any event within 30 days of the time any Loan Party maintains Inventory at a third party pipeline or storage facility that was not used by such Loan Party on the Effective Date, a collateral access agreement from such third parties, in form and substance reasonably satisfactory to the Lender.

                (n) Subordination. Cause all Indebtedness and other obligations now or hereafter owed by the Borrower or any Loan Party to any of its Affiliates, to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Lender in accordance with a subordination agreement in form and substance satisfactory to the Lender.

                (o) Fiscal Year. Cause the Fiscal Year of the Borrower and its Subsidiaries to end on June 30 of each calendar year unless the Lender consents to a change in such Fiscal Year (and appropriate related changes to this Agreement).

                (p)  Cash Management System.

                          (i)  Each of the Loan Parties, other than
      Tres Hombres Incorporated, agrees and covenants to (A) cause all cash and all proceeds from Accounts Receivable and the sale of Inventory to be deposited into the Depository Accounts each Business Day, (B) cause all remittances on credit card sales to be transferred into the Cash Concentration Account or a Depository Account each Business Day, (C) cause all funds in the Depository Accounts to be transferred into the Cash Concentration Account each Business Day, (D) cause all cash deposited in the Cash Concentration Account to be sent by wire transfer to the Lender Account each Business Day in accordance with the wire instructions set forth on Schedule 1.01(A) or such other wire instructions as the Lender may deliver from time to time,
      (E) authorize, and does hereby authorize, the Lender to cause all funds transferred to the Lender Account to be credited to the Loan Account and applied to reduce the Obligations outstanding from time to time, (F) take all such actions as the Lender deems necessary or advisable to send all cash, all proceeds from Accounts Receivable or the sale of Inventory, and all remittances or other proceeds of Collateral to the Lender Account to be applied to the Obligations, (G) on or before the Effective Date
      (1) execute and deliver to the Lender an original notice letter for each Depository Bank listed on Schedule 5.01(x), substantially in the form of Exhibit M, which will be sent to each such Depository Bank, (2) deliver to the Lender a Cash Concentration Account Agreement executed by the Borrower and the Cash Concentration Account Bank identified on Schedule 5.01(x), and (3) take such other actions as the Lender deems necessary or advisable to grant to the Lender dominion and control over the funds in the Cash Concentration Account.

                          (ii) The Loan Parties, other than Tres
      Hombres Incorporated, shall promptly, and in any event not later than 5 days after the opening of any new Depository Account, notify the Lender in writing of the creation of such new Depository Account and shall at the time of such notice execute and deliver to the Lender a notice letter, substantially in the form of Exhibit M. Upon and during the continuance of an Event of Default, the Loan Parties, other than Tres Hombres Incorporated, shall, upon the request of the Lender, use their best efforts to cause each Depository Bank maintaining a Depository Account to promptly, and in any event within 30 days after the date of such request, enter into a Depository Account Agreement. If, after any such request by the Lender, the Loan Parties are unable to obtain a Depository Account Agreement from any financial institution that receives remittances or other proceeds of sales of Inventory within such 30 day period, the Loan Parties shall promptly thereafter terminate such accounts and establish new accounts at a financial institution that will enter into a Depository Account Agreement.

           SECTION 6.02 Negative Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or the Lender shall have any Commitment hereunder, neither the Borrower nor any other Loan Party shall, unless the Lender shall otherwise consent in writing:

                (a) Liens, Etc. Except for the Liens set forth on Schedule 6.02(a), create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon or with respect to any of its property, whether now owned or hereafter acquired, to file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names the Borrower or any of its Subsidiaries as debtor, to sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), to sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable) with recourse to the Borrower or any of its Subsidiaries or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any account or other right to receive income, other than Permitted Liens.

                (b)  Indebtedness.  Except for Indebtedness described on
 Schedule 6.02(b), create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, other than Permitted Indebtedness.

                (c) Fundamental Changes. Wind-up, liquidate or dissolve itself (or permit or suffer any thereof) or merge, consolidate or amalgamate with any Person, convey, sell, lease or sublease, transfer or otherwise dispose of, whether in one transaction or a series of related transactions, all or any part of its business, property or assets, whether now owned or hereafter acquired, or (agree to do any of the foregoing) or purchase or otherwise acquire, whether in one transaction or a series of related transactions, all or substantially all of the assets of any Person (or any division thereof) (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that

                          (i)  any Restricted Guarantor may be merged
      into the Borrower or another Restricted Guarantor, or may consolidate with another Restricted Guarantor and any Unrestricted Guarantor may be merged into or may consolidate with another Unrestricted Guarantor, so long as (A) no other provision of this Agreement would be violated thereby, (B) the Borrower gives the Lender at least 30 days' prior written notice of such merger or consolidation, (C) no Default or Event of Default shall have occurred and be continuing either before or after giving effect to such transaction, and (D) the Lender's rights in any Collateral, including, without limitation, the existence, perfection and priority of any Lien thereon, are not adversely affected by such merger or consolidation; and

                          (ii) any of the Borrower and its Subsidiaries may (A) sell Inventory in the ordinary course of business,
      (B) dispose of obsolete or worn-out equipment in the ordinary course of business, provided that the Net Cash Proceeds for such Dispositions are paid to the Lender pursuant to the terms of
      Section 2.05(c)(ii), (C) sell all or substantially all of the assets and property constituting a retail business location, provided that (1) the net decrease in the total number of such retail business locations, after giving effect to all sales of assets and property constituting retail business locations and all purchases of retail business locations permitted by
      Section 6.02(e)(ii), shall not exceed ten (10) retail business locations, (2) all Inventory and Accounts Receivable attributable to any such location that is sold must be sold in connection with any such Disposition, (3) the consideration received by the Borrower or its Subsidiary for the assets and property that are sold in connection with any such Disposition can be no less than the fair market value of such assets and property, and (4) the Net Cash Proceeds for each such Disposition are paid to the Lender pursuant to the terms of Section 2.05(c)(ii), and (D) sell or otherwise dispose of other property or assets for cash in an aggregate amount not less than the fair market value of such property or assets, provided that the Net Cash Proceeds of such Dispositions do not exceed $250,000 in the aggregate in any twelve-month period and are paid to the Lender pursuant to the terms of Section 2.05(c)(ii).

                (d) Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as carried on at the date hereof.

                (e) Loans, Advances, Investments, Etc. (i) Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or permit any of its Subsidiaries to do any of the foregoing, except for: (A) Investments existing on the date hereof, as set forth on Schedule 6.02(e) hereto, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof, (B) loans and advances by the Borrower to the Guarantors and by such Subsidiaries that are Guarantors to the Borrower or other Guarantors, made in the ordinary course of business, and (C) Permitted Investments; or

                     (ii) purchase assets and property that will constitute a new retail location, unless such assets and property are purchased within six months of a Disposition pursuant to Section 6.02(c)(ii)(C) for a purchase price (whether cash, noncash or both), excluding any Subordinated Indebtedness incurred by the Borrower or any of its Subsidiaries in connection with any such purchase, not in excess of the Net Cash Proceeds for such Disposition.

                (f) Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the Effective Date owing by the Borrower and its Subsidiaries in any Fiscal Year to exceed the amounts set forth in subsection (g) of this Section 6.02, and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by the Borrower and its Subsidiaries at any time to exceed $3,500,000.

                (g) Capital Expenditures. Except as set forth on Schedule 6.02(g), make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all such Capital Expenditures made by the Borrower and its Subsidiaries to exceed $3,500,000 for the Fiscal Year ending June 30, 1999, and $3,000,000 for any Fiscal Year thereafter.

                (h) Restricted Payments. (i) Declare or pay any dividend or other distribution, direct or indirect, on account of any Capital Stock of the Borrower, now or hereafter outstanding, (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of the Borrower, now or hereafter outstanding, other than the repurchase by the Borrower of its Capital Stock and related stock options from employees of the Borrower and its Subsidiaries in connection with the termination of the employment of such employees by the Borrower or its Subsidiaries, provided that the aggregate amount of all such repurchases shall not exceed $100,000 in any twelve month period, (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of the Borrower, now or hereafter outstanding,
 (iv) return any of capital to any shareholders or other equity holders of the Borrower, or make any other distribution of property, assets, shares of Capital Stock, warrants, rights, options, obligations or securities thereto as such, or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by the Borrower or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of the Borrower or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates or the Borrower, other than reimbursements for reasonable expenses of shareholders or other equity holders who are employees of the Borrower or its Subsidiaries for expenses incurred in their capacity as employees in the ordinary course of business; provided, however, that:

                (A) Subsidiaries of the Borrower may declare and pay cash and stock dividends, return capital and make distributions of assets to the Borrower; and

                (B) the Borrower may declare and pay dividends and distributions payable solely in shares of the Borrower's common stock.

                (i) Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose that would cause such Loans to be margin loans under the provisions of Regulation T, U or X of the Board.

                (j) Transactions with Affiliates. Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any of its Affiliates, except in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arm's length transaction with a Person that is not an Affiliate thereof.

                (k) Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any of its Subsidiaries (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by the Borrower or any of its Subsidiaries,
 (ii) to pay or prepay or to subordinate any Indebtedness owed to the Borrower or any of its Subsidiaries, (iii) to make loans or advances to the Borrower or any of its Subsidiaries or (iv) to transfer any of its property or assets to the Borrower or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 6.02(k) shall prohibit or restrict:

                (A)  this Agreement and the other Loan Documents;

                (B) any agreements in effect on the date of this Agreement and described on Schedule 6.02(k);

                (C) any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

                (D) in the case of clause (iv) any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract of similar property or assets; or

                (E) in the case of clause (iv) any holder of a Permitted Lien from restricting on customary terms the transfer of any property or assets subject thereto.

                (l) Modifications of Indebtedness, Organizational Documents and Certain Other Agreements, Etc. (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any Indebtedness of the Borrower or any of its Subsidiaries or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement but excluding any Indenture and the Indebtedness evidenced thereby) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, or would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the issuer of such Indebtedness in any respect, (ii) agree to any amendment or make any other change to (or make any payment consistent with any amendment or other change to), or waive any of its rights under, any Indenture or refinance any Indebtedness evidenced by the Indentures without obtaining the prior written consent of the Lender to such amendment, modification, payment, waiver, change or refinancing, except for (i) an amendment or supplement that adds a Guarantor as an additional guarantor thereunder and (ii) an amendment or supplement that cures any ambiguity, inconsistency or defect in any Indenture, provided that any such amendment or supplement is not adverse to the interests of the Lender, (iii) except for the Obligations, make any voluntary or optional payment, prepayment, redemption or other acquisition for value of any Indebtedness of the Borrower or any of its Subsidiaries (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Indebtedness when due), or refund, refinance, replace or exchange any other Indebtedness for any such Indebtedness, or make any prepayment, redemption or repurchase of any outstanding Indebtedness as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, or (iv) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iv) that either individually or in the aggregate, could not have a Material Adverse Effect.

                (m)  [Intentionally Omitted]

                (n) Investment Company Act of 1940. Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company
 "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

                (o) Compromise of Accounts Receivable. Compromise or adjust any Account Receivable (or extend the time of payment thereof) or grant any discounts, allowances or credits other than, provided no Default or Event of Default has occurred and is continuing, in the ordinary course of business of the Loan Parties.

                (p) Environmental. Permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by the Borrower or any of its Subsidiaries except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

                (q) Tres Hombres Incorporated. In the case of any Loan Party other than Tres Hombres Incorporated, (i) assume, guarantee or otherwise become obligated upon any Indebtedness of Tres Hombres Incorporated or any Subsidiary of Tres Hombres Incorporated; or (ii) make any loans or advances to or other investments in, or make any other payments to, Tres Hombres Incorporated or any Subsidiary of Tres Hombres Incorporated if, immediately after giving effect to any such loan, advance, investment or payment, the aggregate amount of all such loans, advances, investments or payments outstanding would exceed $50,000.

           SECTION 6.03 Financial Covenants. So long as any principal of or interest on any Loan or any other Obligation (whether or not due) shall remain unpaid or the Lender shall have any Commitment hereunder, neither the Borrower nor any other Loan Party shall, unless the Lender shall otherwise consent in writing:

                (a) Tangible Net Worth. Permit Consolidated Tangible Net Worth of the Borrower and its Subsidiaries at the end of each fiscal quarter of the Borrower to be less than the amount set forth below opposite such fiscal quarter end:

                Fiscal Quarter End       Tangible Net Worth
                ------------------       ------------------
                June 1999                 ($76,026,000)
                September 1999            ($78,925,000)
                December 1999             ($77,715,000)
                March 2000                ($74,810,000)
                June 2000                 ($79,205,000)
                September 2000            ($83,345,000)
                December 2000             ($81,810,000)
                March 2001                ($78,355,000)
                June 2001                 ($82,565,000)
                September 2001            ($86,760,000)
                December 2001             ($85,085,000)
                March 2002                ($86,445,000)
                June 2002                 ($85,585,000)

                (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio for each period of four (4) consecutive fiscal quarters of the Borrower for which the last quarter ends on a date set forth below to be less than the amount set forth opposite such fiscal quarter end:

                Fiscal Quarter End     Fixed Charge Coverage Ratio
                ------------------     ---------------------------
                June 1999               .77 to 1.0
                September 1999          .77 to 1.0
                December 1999           .90 to 1.0
                March 2000              .93 to 1.0
                June 2000               .93 to 1.0
                September 2000          .80 to 1.0
                December 2000           .80 to 1.0
                March 2001              .85 to 1.0
                June 2001               .90 to 1.0
                September 2001          .90 to 1.0
                December 2001           .90 to 1.0
                March 2002              .95 to 1.0
                June 2002               .95 to 1.0

                (c) Consolidated EBITDA. Permit Consolidated EBITDA of the Borrower and its Subsidiaries at the end of each fiscal quarter of the Borrower to be less than the applicable amount set forth below opposite such fiscal quarter end:

                Fiscal Quarter Ending          EBITDA
                ---------------------          ------
                June 1999                   $14,000,000
                September 1999              $14,000,000
                December 1999               $14,750,000
                March 2000                  $16,320,000
                June 2000                   $16,720,000
                September 2000              $16,720,000
                December 2000               $16,785,000
                March 2001                  $16,870,000
                June 2001                   $16,880,000
                September 2001              $16,890,000
                December 2001               $17,360,000
                March 2002                  $17,995,000
                June 2002                   $18,080,000


                                ARTICLE VII

                    MANAGEMENT, COLLECTION AND STATUS OF
                  ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

           SECTION 7.01 Collection of Accounts Receivable; Management of Collateral.

                (a) After the occurrence and during the continuance of an Event of Default, the Lender may send a notice of assignment and/or notice of the Lender's security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Lender shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. The Borrower shall not, and shall not permit its Subsidiaries to, without prior written consent of the Lender, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in the absence of a continuing Event of Default, as permitted by Section 6.02(o).

                (b) Each Loan Party hereby appoints the Lender or its designee on behalf of the Lender as such Loan Party's attorney-in-fact with power exercisable during the continuance of any Default or Event of Default to endorse such Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign such Loan Party's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable, to send verification of Accounts Receivable, and, to notify the Postal Service authorities to change the address for delivery of mail addressed to the Borrower or any of its Subsidiaries to such address as the Lender may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designate shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

                (c) Nothing herein contained shall be construed to constitute the Lender as agent of the Borrower or any Subsidiary for any purpose whatsoever, and the Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Lender constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Lender shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts or omissions of the Lender constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Lender, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to the Lender and shall not be responsible in any way for the performance by the Borrower or any Subsidiary of any of the terms and conditions thereof.

                (d) If any Account Receivable includes a charge for any tax payable to any Governmental Authority, the Lender is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the applicable Loan Party's account and to charge the Borrower therefor. The Borrower shall notify the Lender if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Lender shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

           SECTION 7.02 Accounts Receivable Documentation. Each Loan Party will and will cause its Subsidiaries to, at such intervals as the Lender may reasonably require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Lender and furnish such further schedules and/or information as the Lender may reasonably require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advises, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Borrower shall notify the Lender of any non-compliance in respect of the representations, warranties and covenants contained in Section 7.03. The items to be provided under this Section 7.02 are to be in form reasonably satisfactory to the Lender and are to be executed and delivered to the Lender from time to time solely for its convenience in maintaining records of the Collateral. A Loan Party's failure to give any of such items to the Lender shall not affect, terminate, modify or otherwise limit the Lender's Lien on the Collateral. The Loan Parties shall not re-date any invoice or sale or make sales on extended dating beyond that customary in their industry, and shall not re-bill any Accounts Receivable without promptly disclosing the same to the Lender and providing the Lender with copy of such re-billing, identifying the same as such. If the Borrower becomes aware of anything materially detrimental to any of the Loan Parties' customers' credit, the Borrower will promptly advise the Lender thereof.

           SECTION 7.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Lender's Lien, each Loan Party covenants, represents and warrants: (a) the Loan Party that owns such Collateral shall be the sole owner, free and clear of all Liens except in the favor of the Lender or otherwise permitted hereunder, and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Account Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to any absolute sale and delivery upon the specified terms of goods sold or services rendered by the Loan Parties; (c) no Account Receivable shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in the Loan Parties' business and disclosed to the Lender, and each Account Receivable (excluding an Account Receivable made ineligible under clause (v) of the definition of "Eligible Accounts Receivable" set forth in Section 1.01) to the knowledge of the Borrower will be paid when due; (d) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by any Loan Party at or before the time such Accounts Receivable is created; (f) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to Account Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) the Borrower and its Subsidiaries shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Lender shall reasonably require, it being agreed that based upon the Lender's due diligence review of the Borrower, the Borrower's manner of maintaining books and records on the Effective Date is acceptable to the Lender; (i) the Borrower shall immediately notify the Lender if any accounts with invoice amounts in excess of $25,000 in the aggregate for all such accounts arise out of contracts with the United States or any state, or any department, agency, or instrumentality thereof, and will execute or cause the execution of any instruments and take or cause the taking of any steps required by the Lender in order that all monies due or to become due under any such contract shall be assigned to the Lender and notice thereof given to the United States Government under the Federal Assignment of Claims Act or to the applicable state government under such state's assignment of claims statute, if any; (j) the Borrower will, immediately upon learning thereof, report to the Lender any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; (k) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Lender as additional Collateral; (l) the Loan Parties shall not re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; (m) the Loan Parties shall conduct a physical count of the Inventory at least once each Fiscal Year and shall promptly supply the Lender with a copy of such count accompanied by a report of the value (based on the lower of cost (on a first in first out basis) and market value) of such Inventory; and (n) no Loan Party is or shall be entitled to pledge the Lender's credit on any purchases or for any purpose whatsoever.

           SECTION 7.04 Collateral Custodian. Upon the occurrence and during the continuance of any Default or Event of Default, the Lender may at any time and from time to time employ and maintain on the premises of the Borrower a custodian selected by the Lender who shall have full authority to do all acts necessary to protect the Lender's interests. The Borrower hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Lender may reasonably request to preserve the Collateral. All costs and expenses incurred by the Lender by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account.


                                ARTICLE VIII

                                 OF DEFAULT

           SECTION 8.01 Events of Default. If any of the following Events of Default shall occur and be continuing:

                (a) the Borrower fails to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any Obligation within the meaning of clause (i) of such term, including, without limitation any principal of or interest on any Loan or any fee or other amount due hereunder;

                (b) Any representation or warranty made or deemed made by or on behalf of any Loan Party or by any officer of the foregoing under or in connection with any Loan Document or under or in connection with any report, certificate, or other document delivered to the Lender pursuant to any Loan Document shall have been incorrect in any material respect when made or deemed made;

                (c) (i) any Loan Party fails to perform or comply with any covenant or agreement contained in clauses (v), (vi), (vii) or (x) of
 Section 6.01(a) and such failure continues for a period of 2 Business Days;
 (ii) any Loan Party fails to perform or comply with any covenant or agreement contained in clauses (i), (ii), (iii), (iv), (viii), (ix) or (xv) of Section 6.01(a) or Section 6.01(g) and such failure continues for a period of 5 Business Days; (iii) any Loan Party fails to perform or comply with any covenant or agreement contained in Section 6.01(i) or Section 6.01(k) and such failure continues for a period of 15 days; (iv) except as set forth in the foregoing clauses (i), (ii) and (iii) above, any Loan Party fails to perform or comply with any other covenant or agreement contained in Article VI; or (v) any Loan Party fails to perform or comply with any covenant or agreement contained in any Security Agreement or Pledge Agreement to which it is a party;

                (d) any Loan Party fails to perform or comply with any other term, covenant or agreement contained in any Loan Document to be performed or observed by it and, except as set forth in subsections (a),
 (b) and (c) of this Section 8.01, such failure, if capable of being remedied, shall remain unremedied for 15 days after the earlier of the date a senior officer of any Loan Party becomes aware of such failure and the date written notice of such default shall have been given by the Lender to the Borrower;

                (e) any Loan Party fails to pay any principal of or interest on any of its Indebtedness (excluding Indebtedness evidenced by the Note) in an aggregate principal amount in excess of $100,000 or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof;

                (f) any Loan Party (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (f);

                (g) any proceeding shall be instituted against any Loan Party seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for any such Person or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against any such Person or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur;

                (h) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or its Affiliate or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

                (i) any Security Agreement, any Pledge Agreement or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority (to the extent a first priority Lien on such Collateral is required under the Loan Documents) Lien in favor of the Lender on any Collateral purported to be covered thereby;

                (j) one or more judgments or orders for the payment of money exceeding $50,000 in the aggregate shall be rendered against any Loan Party or its Subsidiaries and remain unsatisfied and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this subsection (j) if and for so long as
 (A) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

                (k) the Borrower or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, the Borrower or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $10,000; or a Multiemployer Plan enters reorganization status under
 Section 4241 of ERISA, and, as a result thereof, the Borrower's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $10,000;

                (l) any Termination Event with respect to any Employee Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Lender, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Employee Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $10,000 (or, in the case of a Termination Event involving liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or
 4212 of ERISA or Section 4971 or 4975 of the Code, the liability is in excess of such amount);

                (m)  a Change of Control shall have occurred;

                (n) an event or development occurs which has a Material Adverse Effect;

                (o) any material portion of any Loan Party's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

      then, and in any such event, the Lender may, by notice to the Borrower, (i) terminate the Commitment, whereupon the Commitment shall terminate immediately, (ii) declare all Loans then outstanding to be due and payable, whereupon the aggregate principal of such Loans, all accrued and unpaid interest thereon, all fees and all other amounts payable under this Agreement shall become due and payable immediately, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and (iii) exercise any and all of its other rights and remedies under applicable law, hereunder and under the other Loan Documents; provided, however, that upon the occurrence of any Event of Default with respect to the Borrower described in subsection
 (f) or (g) of this Section 8.01, without any notice to the Borrower or any other Person or any act by the Lender, the Commitment shall automatically terminate and the Loans then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Agreement shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower.


                                 ARTICLE IX

                          [INTENTIONALLY OMITTED]


                                 ARTICLE X

                                  GUARANTY

           SECTION 10.01 Guaranty; Limitation of Liability. Each Guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower now or hereafter existing under any Loan Document, whether for principal, interest, fees, expenses or otherwise (such obligations, to the extent not paid by the Borrower, being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Lender in enforcing any rights under the guaranty set forth in this Article. Without limiting the generality of the foregoing, each Guarantor's joint and several liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Borrower to the Lender under any Loan Document but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

           SECTION 10.02 Guaranty Absolute. Each Guarantor, jointly and severally, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Lender with respect thereto. The obligations of each Guarantor under this Article are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce such obligations, irrespective of whether any action is brought against the Borrower or whether the Borrower is joined in any such action or actions. The joint and several liability of each Guarantor under this Article shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

                (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

                (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or otherwise;

                (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

                (d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of the Borrower; or

                (e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Lender that might otherwise constitute a defense available to, or a discharge of, any Guarantor, the Borrower or any other guarantor or surety.

      This Article shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed
 Obligations is rescinded or must otherwise be returned by the Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

           SECTION 10.03 Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Article and any requirement that the Lender exhaust any right or take any action against the Borrower or any other Person or any collateral. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 10.03 is knowingly made in contemplation of such benefits. Each Guarantor hereby waives any right to revoke this Article, and acknowledges that this Article is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

           SECTION 10.04 Continuing Guaranty; Assignments. This Article is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations (other than indemnification obligations as to which no claim has been made) and all other amounts payable under this Article and the Revolving Credit Termination Date, (b) be binding upon the Guarantor, its successors and assigns, (c) inure to the benefit of and be enforceable by the Lender and its successors, pledgees, transferees and assigns and (d) shall continue to be effective or shall be reinstated as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Lenders upon the insolvency, bankruptcy or reorganization of the Borrower or any Guarantor or otherwise, all as though such payment had not been made. Without limiting the generality of the foregoing clause (c), the Lender may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitment, the Loans owing to it and the Note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted the Lender herein or otherwise, in each case as provided in
 Section 11.07.

           SECTION 10.05 Subrogation. Each Guarantor agrees that it will not exercise any rights that it may now or hereafter acquire against the Borrower or any other Guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Article, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against the Borrower or any other Guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Article shall have been paid in full in cash and the Revolving Commitment Termination Date shall have occurred. If any amount shall be paid to a Guarantor in violation of the immediately preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Article and the Revolving Commitment Termination Date, such amount shall be held in trust for the benefit of the Lender and shall forthwith be paid to the Lender to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Article, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Article thereafter arising. If (i) a Guarantor shall make payment to the Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Article shall be paid in full in cash and
 (iii) the Revolving Commitment Termination Date shall have occurred, the Lender will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Guarantor.


                                 ARTICLE XI

                               MISCELLANEOUS

           SECTION 11.01  Notices, Etc.  All notices and other
 communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to a Loan Party, at the following address:

      All Star Gas Corporation
      119 West Commercial Street
      Post Office Box 303
      Lebanon, Missouri  65536
      Attention:  Ms. Valeria Schall
      Telephone:  (417) 532-3103
      Telecopier: (417) 532-9827

 with a copy to:

      Skadden, Arps, Slate
        Meagher & Flom LLP
      919 Third Avenue
      New York, New York  10022
      Attention:  Joseph A. Coco, Esq.
      Telephone:  (212) 735-3050
      Telecopier: (212) 735-2000

 if to the Lender, to it at the following address:

      Ableco Finance LLC
      450 Park Avenue
      28th Floor
      New York, New York  10022
      Attention:  Mr. Kevin P. Genda
      Telephone:   (212) 891-2100
      Telecopier:  (212) 755-3009

 with a copy to:

      Schulte Roth & Zabel LLP
      900 Third Avenue
      New York, New York  10022
      Attention:  Frederic L. Ragucci, Esq.
      Telephone:  (212) 756-2000
      Telecopier: (212) 593-5955

 or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.01. All such notices and other communications shall be effective, (i) if mailed, when received or five days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to the Lender pursuant to Article II shall not be effective until received by the Lender.

           SECTION 11.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Note, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

           SECTION 11.03 No Waiver; Remedies, Etc. No failure on the part of the Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Lender provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Lender under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Lender to exercise any of their rights under any other Loan Document against such party or against any other Person.

           SECTION 11.04 Expenses; Taxes; Attorneys' Fees. The Borrower will pay on demand, all costs and expenses incurred by or on behalf of the Lender, regardless of whether the transactions contemplated hereby are consummated, including, without limitation, reasonable fees, costs, client charges and expenses of counsel for the Lender, accounting, due diligence, periodic field audits, physical counts, valuations, fees of Rating Agencies associated with the rating of the Loans, investigations, monitoring of assets, appraisals of Collateral, environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (including, without limitation, the preparation of any additional Loan Documents, pursuant to Section 6.01(b) or the review of any of the agreements, instruments and documents referred to in Section 6.02(f)), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lender's rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Lender by any Person that arises from or relates to this Agreement, any other Loan Document, the Lender's claims against Loan Party, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Lender, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from any Loan Party, (j) the receipt by the Lender of any advice from its professionals with respect to any of the foregoing, (k) all liabilities and costs, including but not limited to Environmental Liabilities and Costs, arising from or in connection with the past, present or future operations of the Loan Parties involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, except where any such Environmental Liabilities and Costs are finally determined by a court of competent jurisdiction to have been directly caused by the gross negligence of the Lender, (l) any Environmental Liabilities and Costs incurred in connection with a Remedial Action of any Hazardous Materials present or arising out of the operations of any facility of any Loan Party, except where any such Environmental Liabilities and Costs are finally determined by a court of competent jurisdiction to have been directly caused by the gross negligence of the Lender, or (m) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien, except where any such Environmental Liabilities and Costs are finally determined by a court of competent jurisdiction to have been directly caused by the gross negligence of the Lender. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, (y) the Borrower agrees to pay all broker fees of brokers retained by it (including, without limitation, the broker fees of Durham Capital Corporation) that may become due in connection with the transactions contemplated by this Agreement, and (z) if the Borrower fails to perform any covenant or agreement contained herein or in any other Loan Document, the Lender may itself perform or cause performance of such covenant or agreement, and the expenses of the Lender incurred in connection therewith shall be reimbursed on demand by the Borrower.

           SECTION 11.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all obligations of either now or hereafter existing under any Loan Document, irrespective of whether or not the Lender shall have made any demand hereunder or thereunder and although such obligations may be contingent or unmatured. The Lender agrees to notify the Borrower promptly after any such set-off and application made by the Lender provided that the failure to give such notice shall not affect the validity of such set-off and application.

           SECTION 11.06  Severability.   Any provision of this Agreement,
 which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

           SECTION 11.07  Assignments and Participations.

                (a) This Agreement and the Note shall be binding upon and inure to the benefit of the Borrower and the other Loan Parties and the Lender and their respective successors and assigns; provided, however, that
 (i) each of the Borrower and the other Loan Parties may not assign or transfer any of its rights hereunder, or under the Note, without the prior written consent of the Lender and any such assignment without the Lender's prior written consent shall be null and void, and (ii) the Lender may pledge, assign or transfer any of its rights hereunder, or under the Note, to any Person without notice to or the prior written consent of the Borrower. Except as provided in this Section 11.07, this Agreement shall not inure to the benefit of any party other than the Borrower, the other Loan Parties, the Lender.

                (b) The Lender may at any time, without notice to or the consent of the Borrower or any other Loan Party, sell, assign or participate to an Affiliate of the Lender, or, upon 5 days notice to the Borrower, sell, assign or participate to any other Person, all or any portion of the Lender's rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans made by it and the Note held by it) . The Borrower and each other Loan Party shall execute and deliver such Note and any amendment or other modification restatement of this Agreement or any Loan Document as may be requested by the Lender to reflect any such sale or assignment.

                          (i) the Borrower shall maintain, or cause to be maintained, a register (the "Register") on which it enters the name of the Lender as the registered owner of the Loan held by the Lender. A Registered Loan (and the Registered Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Registered Note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the Registered Note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such Registered Note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the Registered Note, if any evidencing the same), the Borrower shall treat the Person in whose name such Loan (and the Registered Note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                          (ii) In the event that the Lender sells
      participations in the Registered Loan, the Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the Registered Note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each Registered Note shall expressly so provide). Any participation of such Registered Loan (and the Registered Note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                          (iii)  Any foreign Person who purchases or
      is assigned or participates in any portion of such Loan shall provide the Borrower (in the case of a purchase or assignment) or the Lender (in the case of a participation) with a completed Internal Revenue Service Form W-8 (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the Loan.

           SECTION 11.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

           SECTION 11.09 Governing Law. THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

           SECTION 11.10 Consent to Jurisdiction; Service of Process and Venue. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPT IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH LOAN PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 11.01, SUCH SERVICE TO BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. EACH LOAN PARTY HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION. EACH LOAN PARTY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY LOAN PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH LOAN PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

           SECTION 11.11 Waiver of Jury Trial, Etc. EACH LOAN PARTY AND THE LENDER HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT, THE NOTE OR OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH LOAN PARTY CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. EACH LOAN PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

           SECTION 11.12 Consent by the Lender. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of the Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which any Loan Party is a party and to which the Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by the Lender with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

           SECTION 11.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

           SECTION 11.14 Reinstatement; Certain Payments. If any claim is ever made upon the Lender for repayment or recovery of any amount or amounts received by the Lender in payment or on account of any of the Obligations, the Lender shall give prompt notice of such claim to the Borrower, and if the Lender repays all or part of such amount by reason of
 (i) any judgment, decree or order of any court or administrative body having jurisdiction over the Lender or any of its property, or (ii) any good faith settlement or compromise of any such claim effected by the Lender with any such claimant, then and in such event the Borrower agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of the Note or other instrument evidencing the Obligations or the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to the Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Lender.

           SECTION 11.15 Indemnification. In addition to the Borrower's other Obligations under this Agreement, the Borrower agrees to defend, protect, indemnify and hold harmless the Lender, any Securitization Party and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Effective Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) the Lender's furnishing of funds to the Borrower under this Agreement, including, without limitation, the management of any such Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation to any Indemnitee under this Section 11.15 for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this
 Section 11.15 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

           SECTION 11.16 Records. The unpaid principal of and interest on the Note, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Revolving Credit Commitment, and the accrued and unpaid fees payable pursuant to Section
 2.06 hereof, including, without limitation, the Funding Fee Loan Servicing Fee, Field Examination Fee, and the Unused Line Fee shall at all times be ascertained from the records of the Lender, which shall be conclusive and binding absent manifest error.

           SECTION 11.17 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, each Subsidiary of the Borrower in existence on the Effective Date, and the Lender, and when the conditions precedent set forth in Section 4.01 hereof have been satisfied or waived in writing by the Lender, and thereafter shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, the Lender, and their respective successors and assigns, except that the Loan Parties shall not have the right to assign their rights or obligations hereunder or any interest herein without the prior written consent of the Lender, and any assignment by the Lender shall be governed by Section 11.07 hereof.

           SECTION 11.18 Joint and Several. The obligations of the Loan Parties hereunder are joint and several. The Lender may, in its sole and absolute discretion, enforce the provisions hereof against one or more of the Loan Parties and shall not be required to proceed against all of the Loan Parties jointly or seek payment from the Loan Parties ratably. In addition, the Lender may, in its sole and absolute discretion, select the Collateral of one or more of the Loan Parties for sale or application to the Obligations, without regard to the ownership of such Collateral, and shall not be required to make such selection ratably from the Collateral owned by all of the Loan Parties. The release or discharge of any Loan Party by the Lender shall not release or discharge the other Loan Parties from the obligations of such Person hereunder.

           SECTION 11.19 Confidentiality. The Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Borrower pursuant to this Agreement or the other Loan Documents which is identified by the Borrower as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process,
 (ii) to counsel for the Lender, (iii) to examiners, auditors, accountants or Securitization Parties, (iv) in connection with any litigation to which the Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees to be bound by confidentiality provisions similar in substance to this Section 11.19. The Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Borrower informed of such request or identification, provided that the Borrower acknowledges that the Lender may make disclosure as required or requested by any Governmental Authority or representative thereof and that the Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                          BORROWER:


                          ALL STAR GAS CORPORATION



                          By: _________________________________
                             Name:
                             Title:


                          LENDER:


                          ABLECO FINANCE LLC



                          By: _________________________________
                             Name:
                             Title:

                          GUARANTORS:

                          ALL STAR GAS INC. OF ARIZONA



                          By:________________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF ARKANSAS



                          By:_______________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF CALIFORNIA



                          By: _____________________________
                          Name:
                          Title:



                          ALL STAR GAS INC. OF COLORADO



                          By:____________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF IDAHO



                          By:____________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF JACKSONVILLE



                          By:____________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF ARMA



                          By:____________________________
                          Name:
                          Title:


                          EMPIRE UNDERGROUND STORAGE, INC.



                          By:____________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF LOUISIANA



                          By:___________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF MICHIGAN



                          By:___________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF MISSOURI



                          By: __________________________
                          Name:
                          Title:


                          UTILITY COLLECTION CORPORATION



                          By:__________________________
                          Name:
                          Title:



                          ALL STAR GAS FIELD SERVICES CORPORATION



                          By:____________________________
                          Name:
                          Title:


                          ALL STAR AIRLINES, INC.



                          By:____________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF NORTH CAROLINA



                          By:____________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF OHIO



                          By:____________________________
                          Name:
                          Title:


                          ALL STAR GAS OF OKLAHOMA, INC.



                          By:___________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF OREGON



                          By:____________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF SOUTH CAROLINA



                          By:___________________________
                          Name:
                          Title:

                          ALL STAR GAS INC. OF TEXAS



                          By:___________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF WASHINGTON



                          By:___________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF WYOMING



                          By:_________________________
                          Name:
                          Title:



                          EMPIRE GAS CORPORATION



                          By:__________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF INDIANA



                          By:_________________________
                          Name:
                          Title:


                          ALL STAR GAS INC. OF NEVADA



                          By:_________________________
                          Name:
                          Title:


                          ALL STAR ACQUISITION CO.



                          By:_________________________
                          Name:
                          Title:


                          ALL STAR DEVELOPMENT, LLC



                          By:________________________
                          Name:
                          Title:


                          ALL STAR TRANSPORTS, INC. - OREGON



                          By:_________________________
                          Name:
                          Title:


                          ALL STAR TRANSPORTS, INC. - MISSOURI



                          By:_________________________
                          Name:
                          Title:


                          RED TOP GAS INC.



                          By:_________________________
                          Name:
                          Title:


                          ELLINGTON PROPANE, INC.



                          By:________________________
                          Name:
                          Title:


                          RTG, INC.



                          By:_______________________
                          Name:
                          Title:


                          TRI-COUNTY GAS CO.



                          By:_______________________
                          Name:
                          Title:


                          GARSTANG GAS CO. INC.



                          By:______________________
                          Name:
                          Title:


                          TRES HOMBRES INCORPORATED



                          By:_______________________
                          Name:
                          Title: